                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ROHR, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              ROHR, INC.
[LOGO OF ROHR]                850 Lagoon Drive
                              Chula Vista, California 91910-2098
                              (619) 691-4111

October __, 1995


Dear Shareholder:

          You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Rohr, Inc. (the "Company"). It will be held at the offices of the Company, 850 Lagoon Drive, Chula Vista, California, on Saturday, December 2, 1995, commencing at 10:30 a.m. The Board of Directors and the management of the Company look forward to greeting personally those shareholders able to attend.

          At the meeting you are being asked by the Company to elect three directors (Proposal No. 1), to ratify the appointment of Deloitte & Touche LLP as auditors (Proposal No. 2), to approve the 1995 Stock Incentive Plan under which shares of Company stock may be awarded to certain employees (Proposal No. 3), and to cast a nonbinding, advisory vote on a 3-year extension of the Company's Shareholder Rights Plan (Proposal No. 4).

          You are requested to give your prompt attention to these matters which are more fully described in the accompanying Proxy Statement. You are urged to read the proposals carefully. For the reasons set forth therein, your Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 4.

          Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and mail the enclosed Proxy Card in the envelope provided at your earliest convenience.

          Mr. Wayne M. Hoffman, having reached 72 years of age, the mandatory retirement age for non-executive members of the Board of Directors, will step down from the Board at the conclusion of the Annual Meeting. Mr. Hoffman has been a Rohr director since 1982, and has served on the Audit and Ethics Committee, the Employee Benefits Oversight Committee, the Finance Committee, and the Nomination and Board Affairs Committee. I would like to take this opportunity to thank Mr. Hoffman for his 13 years of dedicated service to Rohr.

          On behalf of the Board of Directors, and all of the employees of the Company, I want to thank you for your cooperation and continued support.

Sincerely,


WALLACE BARNES
Chairman of the Board

  DIRECTIONS TO ROHR'S ANNUAL MEETING
  OF SHAREHOLDERS


  10:30 A.M., SATURDAY, DECEMBER 2, 1995
  ROHR, INC.
  850 LAGOON DRIVE
  CHULA VISTA, CALIFORNIA



                                         [INSERT MAP]



  FROM
  INTERSTATE 5 SOUTH,
  TAKE THE E STREET OFF-RAMP
  PROCEED THROUGH THE E STREET
  INTERSECTION AND TURN RIGHT
  AT THE NEXT INTERSECTION,
  LAGOON DRIVE.
  FOLLOW THE SIGNS TO THE
  PARKING AREAS.

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
Notice of Annual Meeting..................................    1
Proxy Statement...........................................    1
PROPOSAL NO. 1--ELECTION OF DIRECTORS
Committees of the Board of Directors......................    2
Directors' Beneficial Ownership and Compensation..........   13
  Cash Compensation.......................................   13
  Directors' Retirement Plan..............................   13
  Non-Employee Director Stock Option Plan.................   13
  Stock Compensation Plan for Non-Employee Directors......   13
Executive Compensation and Development Committee..........   15
 Report on Executive Compensation.........................   15
  Summary Compensation Table..............................   19
  Option Approvals in Last Fiscal Year....................   21
  Aggregated Option Exercises in Last Fiscal Year.........   23
  Retirement Benefits.....................................   26
  Performance Graph.......................................   27
Employment Contracts......................................   28
Indemnification and Severance.............................   29
Beneficial Ownership of Shares............................   30
PROPOSAL NO. 2--APPROVAL OF SELECTION OF AUDITORS
PROPOSAL NO. 3--1995 STOCK INCENTIVE PLAN
PROPOSAL NO. 4--SHAREHOLDER RIGHTS PLAN
Financial Statements......................................   48
Shareholders' Proposals...................................   48
Solicitation of Proxies...................................   48
Other Business............................................   49
Appendix "A"--1995 Stock Incentive Plan...................  A-1

                    ROHR, INC.
[LOGO OF ROHR]      850 Lagoon Drive
                    Chula Vista, California 91910-2098
                    (619) 691-4111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 2, 1995
                                ________________

  The Annual Meeting of the Shareholders of Rohr, Inc. (the "Company"), will be held at the offices of the Company, 850 Lagoon Drive, Chula Vista, California, on Saturday, December 2, 1995, at 10:30 a.m., local time, for the following purposes:

     1.   Proposal No. 1.  To elect three directors for three-year terms
          --------------
   expiring at the 1998 Annual Meeting of Shareholders (see page __);

     2.   Proposal No. 2.  To ratify the appointment of Deloitte & Touche LLP as
          --------------
   the Company's independent auditors for fiscal 1996 (see page __);

     3.   Proposal No. 3.  To consider and approve the Rohr, Inc., 1995 Stock
          --------------
   Incentive Plan (see page __);

     4.   Proposal No. 4.  To consider and cast a nonbinding, advisory vote for
          --------------
   a three-year extension of  the Company's Shareholder Rights Plan;

and to transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record on the books of the Company at the close of business on October 6, 1995, will be entitled to vote at the meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE WHEN MAILED IN THE UNITED STATES.

     Shareholders who attend the meeting may vote in person even though they have previously mailed their proxy.



                                         Richard W. Madsen, Secretary
October __, 1995

                    ROHR, INC.
[LOGO OF ROHR]      850 Lagoon Drive
                    Chula Vista, California 91910-2098
                    (619) 691-4111

October __, 1995


                                PROXY STATEMENT

     This Proxy Statement and its enclosures are being mailed to shareholders on or about October __, 1995.

     The enclosed Proxy is solicited by the Board of Directors of Rohr, Inc. (the "Company"), for use at the 1995 Annual Meeting of Shareholders. It may be revoked by you at any time prior to its use by (i) providing a written revocation to the Secretary of the Company at its offices or (ii) executing and delivering a later-dated Proxy. Shareholders who attend the meeting may vote in person even though they have previously submitted a Proxy. Shares represented by an unrevoked Proxy will be voted as authorized by the shareholder.

     Only shareholders of record at the close of business on October 6, 1995, will be entitled to vote at the meeting. On that date, the outstanding voting securities of the Company consisted of 18,108,579 shares of Common Stock. Except for the election of directors as described below, each share is entitled to one vote.

     The representation in person or by proxy of at least one-half of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of shares present and voting. A majority of the shares represented at the meeting is required for the approval of the appointment of Deloitte & Touche LLP, the adoption of the Rohr, Inc., 1995 Stock Incentive Plan, and the nonbinding advisory vote on the Company's Shareholder Rights Plan. Shareholder ratification of the Shareholder Rights Plan is not required by the Company's Restated Certificate of Incorporation, its Bylaws or the Plan itself. However, the Board is requesting this vote of the shareholders to provide an opportunity for shareholders of the Company to indicate whether they support the continuation of the Company's Shareholder Rights Plan. If the shareholders do not approve this proposal, the Board will meet to consider such lack of support and determine, consistent with its fiduciary duty to shareholders, whether to extend the Shareholder Rights Plan.

     Abstentions have the same effect as votes against proposals presented to shareholders, other than in the election of directors. "Non-votes," which occur when a nominee holding shares for a beneficial owner that have been voted on one proposal does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, will not be treated as present or voting in person or by proxy on a proposal, and therefore will have no effect on the outcome of a vote.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

     The Company presently has ten directors, including three of whose terms expire at the Annual Meeting and Mr. Hoffman who is retiring at the conclusion of the Annual Meeting. Unless marked to the contrary, the proxies received will be voted for the election of Wallace Barnes, Eugene E. Covert, and D. Larry Moore to serve as directors until the Annual Meeting in 1998 and/or until their successors are elected or appointed and qualified. In the event any nominee declines or becomes unavailable and a vacancy exists, which is not anticipated, the persons named in the Proxy will vote for a substitute who shall be designated by the Nomination and Board Affairs Committee of the Board of Directors.


     In the election of directors, shareholders or their proxies are entitled to cumulate their votes, with each share having a number of votes equal to the number of directors to be elected (three). These votes may be cast for one candidate or distributed among the three candidates. On all other matters, each share has only one vote. Proxies being solicited by the Board of Directors include discretionary authority to cumulate votes.

NOMINEES AND CONTINUING DIRECTORS

     The nominees for election as members of the Board of Directors and present directors whose terms of office will continue after the Annual Meeting, with information furnished to the Company by them as of October 6, 1995, are as follows:

                      NOMINEES FOR TERMS EXPIRING IN 1998
                      -----------------------------------

                              WALLACE BARNES

                              Mr. Barnes, age 69, became the non-executive
                              Chairman of the Board of Directors of the Company on December 3, 1994. He was the Chairman of Barnes Group Inc. from March 1977, to April 1991, when he retired; was Chief Executive Officer from 1977 to 1991, and served as President of that company from 1964 to 1977. Barnes Group Inc., headquartered in Bristol, Connecticut, is a publicly-traded, multinational company with three groups involved in automotive maintenance and repair parts, precision springs and custom metal parts, and aerospace components for gas turbine engines. He became a director of the Company in February 1989. He is also a director of Aetna Life & Casualty Co.; Aetna Life Insurance Company; the Aetna Casualty and Surety Company; the Automobile Insurance Company of Hartford, Connecticut; Loctite Corporation; Rogers Corp.; Tradewind Turbines Corporation and Barnes Group Inc. As the non-executive Chairman of the Board, he serves on all committees of the Board as an ad-hoc, non-voting member.

                              EUGENE E. COVERT

                              Professor Covert, age 69, has been a Professor in the Department of Aeronautics and Astronautics of the Massachusetts Institute of Technology, Cambridge, Massachusetts, since 1968. From 1985 until 1990, he served as Department Head. Professor Covert is also a consultant to a number of major corporations as well as to agencies of the United States and foreign governments. He is a director of Allied-Signal Corp. and Physical Sciences, Inc., and an Honorary Fellow of the American Institute of Aeronautics and
                              Astronautics.   He has been a director of Rohr
                              since December 1986 and serves on the Audit and Ethics Committee, the Nomination and Board Affairs Committee, the Customer Support Committee, and the Technology Committee of which he is chairman.



                              D. LARRY MOORE

                              Dr. Moore, age 59, has been the President and Chief Operating Officer of Honeywell, Inc., a provider of electronic automation and control systems located in Minneapolis, Minnesota, since 1993. From December 1990 until assuming his current position, he served as Executive Vice President and Chief Operating Officer of that company. Dr. Moore has been employed by Honeywell, Inc., since 1986, having also served as President of its Space and Aviation Business. Dr. Moore became a director of Rohr in December 1991. He is also a director of Honeywell, Inc.; the Geon Co.; Reynolds Metals; the Aerospace Industries Association; and the National Association of Manufacturers. He serves on the Audit and Ethics Committee, the Customer Support Committee, the Executive Compensation and Development Committee, and the Finance Committee.



                              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINESS LISTED ABOVE.

               CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1996
               ------------------------------------------------


                              SAM F. IACOBELLIS

                              Mr. Iacobellis, age 66, was the Executive Vice President and Deputy Chairman for Major Programs at Rockwell International, a diversified high-tech, global corporation engaged in the research, development and manufacture of a wide range of products for commercial and government markets, from June 1993 to March 1995 when he retired. Prior to that and since July 1989, he served as Executive Vice President and Chief Operating Officer of that company. Before that, he was President-Aerospace Operations. He joined North American Aviation, a predecessor of Rockwell, in 1952. Mr. Iacobellis was also co-founder and Chairman of the Board of the Warner Center Bank in Woodland Hills, California, from its inception in 1981 until 1990. He is a member of the Board of Directors of the Los Angeles Area Chamber of Commerce, the California Chamber of Commerce, the UCLA Board of Visitors, the California State University Foundation, a member of the California Business Roundtable, a member of the California Business-Higher Education Forum, and a member of the Executive Committee and the Board of Governors of the Aerospace Industries Association. Mr. Iacobellis became a Director of Rohr in October 1994. He is the Chairman of the Customer Support Committee and also serves on the Employee Benefits Oversight Committee, the Executive Compensation and Development Committee, and the Technology Committee.

                              ROBERT H. RAU

                              Robert H. Rau, age 59, was elected President and Chief Executive Officer of the Company in April 1993. Prior to joining the Company, Mr. Rau was an Executive Vice President of Parker Hannifin Corporation and for the ten years prior to 1993 had served as President of the Parker Bertea Aerospace segment of Parker Hannifin. Parker Bertea designs and produces a broad line of hydraulic, fuel and pneumatic systems and components for commercial, military and general aviation aircraft. He joined Parker Hannifin in 1969 and held positions in finance, program management and general management. Mr. Rau has extensive experience in the aerospace industry. In addition, Mr. Rau is a member of the Board of Governors of the Aerospace Industries Association and a past Chairman of the General Aviation Manufacturers Association. He became a director of the Company in April 1993. Mr. Rau is an ad-hoc, non-voting member of the Audit and Ethics Committee, the Employee Benefits Oversight Committee, the Finance Committee, the Nomination and Board Affairs Committee and the Technology Committee.

                              WILLIAM P. SOMMERS

                              Dr. Sommers, age 62, has served as the President and Chief Executive Officer of SRI International since January 1994. SRI International is a leading contract research firm. Prior thereto, Dr. Sommers was an Executive Vice President of Iameter, Inc., since November 1992. Iameter, Inc., is a medical information and education company. From 1963 until he retired in 1992, he was with Booz.Allen & Hamilton, Inc. There, he served as a Senior Vice President, director and member of the Office of the Chairman and in other senior management positions. Dr. Sommers has extensive experience as a management consultant to numerous technology-based manufacturing and service firms. He became a director of Rohr in September 1992. He is also a director of SRI International and Litton Industries, Inc.; a member of the board of trustees of the Kemper Mutual Funds; a director of Therapeutic Discovery Corp.; a former trustee of the Criminal Justice Legal Foundation; and a member of the National Advisory Council of the University of Michigan, College of Engineering. He is chairman of the Employee Benefits Oversight Committee, and serves on the Finance Committee and the Technology Committee.

                              JAMES R. WILSON

                              Mr. Wilson, age 54, assumed the position of President and Chief Executive Officer of Thiokol Corporation in October 1993. Mr. Wilson joined Thiokol in July 1989 as Vice President and Chief Financial Officer and was named Executive Vice President in October 1992. Thiokol is the leading producer of solid propellant rocket motors in the United States and supplies the U.S. space shuttle program. Thiokol also produces a broad range of high performance fasteners used in commercial aircraft and various industrial applications. Prior to joining Thiokol in 1989, Mr. Wilson served as Chief Financial Officer for Circuit City Stores (1987-1988), and as Executive Vice President and Chief Financial Officer for Fairchild Industries, Inc. (1982-1987). Earlier, he held various financial management positions at Textron Inc. He is a Trustee of the College of Wooster, Wooster, Ohio. Mr. Wilson became a Director of Rohr in October 1994. He serves on the Audit and Ethics Committee, the Customer Support Committee, the Executive Compensation and Development Committee, and is chairman of the Finance Committee.

                CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1997
                ------------------------------------------------

                              ROBERT M. PRICE

                              Mr. Price, age 65, has been a business consultant to a number of major American corporations since January 1990, when he retired as Chairman of Ceridian (formerly Control Data Corporation), Minneapolis, Minnesota. He was named President and Chief Operating Officer of Control Data Corporation in 1980 and Chairman and Chief Executive Officer in 1986, continuing as president until 1988. He is also a director of International Multifoods, Premark International, Public Service Co. of New Mexico and Fourth Shift Corporation. Additionally, he is a Chairman of the Alpha Center for Social Engineering, and the Duke University's Fuqua School of Business Board of Visitors. He became a director of the Company in June 1991. He is Chairman of the Executive Compensation and Development Committee and serves on the Nomination and Board Affairs Committee and the Technology Committee.

                              JACK D. STEELE

                              Dr. Steele, age 71, is the former Chairman, Board Services Division, Korn Ferry International, Los Angeles, California, a position he assumed in June 1987. From 1975 to 1986, he was the Dean, School of Business Administration, University of Southern California, Los Angeles, California. He has held professorships at Texas Tech University, the University of Kansas, Stanford University, and Harvard University. He is an author in the marketing and business fields and a consultant to a number of major American corporations. He is also a director of Voice Technology International; Storage Properties, Inc.; and Public Storage, Inc. He has been a director of Rohr since December 1976 and serves on the Audit and Ethics Committee, the Employee Benefits Oversight Committee, and is the chairman of the Nomination and Board Affairs Committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS


          The Board of Directors has formed the following standing committees of its members to assist it in the discharge of its responsibilities: Audit and Ethics Committee, Customer Support Committee, Employee Benefits Oversight Committee, Executive Compensation and Development Committee, Finance Committee, Technology Committee and Nomination and Board Affairs Committee. Memberships in the various committees are assigned by action of the full Board of Directors.

          The full Board of Directors met 9 times during fiscal 1995. Each Director attended more than 75 percent of the aggregate of all Board of Directors' meetings and meetings of standing committees of the Board of which he was a member.

          The function of each committee, its membership, and the number of meetings held by it or its predecessor committee during fiscal 1995 are shown below:


          THE AUDIT AND ETHICS COMMITTEE has two designated functions. In its audit function, it reviews the Company's public financial statements to confirm with management and the Company's firm of public accountants that they comply with generally accepted accounting principles and Securities and Exchange Commission requirements and that they present fairly the Company's financial position and the results of its operations. The Committee also provides oversight concerning the Company's management controls, it being the intent that such controls be of sufficient quality to provide reasonable assurances that the Company is complying with Company policies as well as all prevailing governmental legislation. In its ethics function, the Committee focuses on the ethical quality of the Company's management by supporting the establishment of an atmosphere within the Company which will encourage employees to follow the policy of complying with all laws governing Company operations and conducting its affairs in keeping with the highest legal and ethical standards. The voting membership of the Committee currently consists entirely of directors who are not officers or employees of the Company. The voting members are Mr. Hoffman, Chairman, and Messrs. Covert, Moore, Steele and Wilson. During fiscal 1995, the Committee met six times.


          THE CUSTOMER SUPPORT COMMITTEE exercises the Board of Directors' responsibility in reviewing and approving certain business proposals and commitments which, under the guidelines of the Board of Directors, previouisly required the consent of the Board. Since the Committee was established after the close of the fiscal year, it held no meetings during fiscal 1995. The voting membership of the Committee currently consists entirely of directors who are not officers or employees of the Company. The members are Mr. Iacobellis, Chairman, and Messrs. Covert, Moore and Wilson.


          THE EMPLOYEE BENEFITS OVERSIGHT COMMITTEE approves the adoption and amendment of employee benefit plans, unless the financial effect of such actions would exceed certain guidelines, in which case the full Board of Directors takes such action. The Committee appoints the members of the management employee benefits committee for funded plans, and oversees that committee's establishment of investment policies and strategies, its appointment of actuaries and its adoption of actuarial assumptions. The Committee appoints trustees for the plans and it also reviews the funding strategy of the plans. The Committee currently consists entirely of directors who are not officers or employees of the Company. The members are Dr. Sommers, Chairman, and Messrs. Hoffman, Iacobellis and Steele. During fiscal 1995, the Committee met six times.


          THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE establishes an executive compensation program designed to attract, motivate and retain individuals of exceptional ability to provide leadership in achieving quality in all aspects of the Company's business. The Committee is responsible for determining the annual base salary, short-term and long-term incentive compensation (including stock awards), and other compensation of the executive officers of the Company. In addition, the Committee reviews plans for executive management succession. The membership of the Committee currently consists entirely of directors who are not officers or employees of the Company. The members are Mr. Price, Chairman, and Messrs. Iacobellis, Moore and Wilson. During fiscal 1995, the Committee met six times.


          THE FINANCE COMMITTEE reviews, makes recommendations, and reports to the Board of Directors concerning the quality of the financing plans of the Company and their adequacy and soundness in providing for the Company's capital requirements. Currently, the Committee consists of four directors who are neither officers nor employees of the Company. The members are Mr. Wilson, Chairman, and Messrs. Hoffman, Moore and Sommers. During fiscal 1995, the Committee met twice.


          THE TECHNOLOGY COMMITTEE reviews corporate-wide technology matters, monitors the implementation of new technology by the Company, and reviews the Company's performance in the field to ensure conformance with the Company's plans for growth, customer support, and maintenance of quality. The Committee also reviews the application of technology to enhance the Company's ability to meet and exceed customer requirements. The Committee currently consists entirely of directors who are not officers or employees of the Company. The members are Professor Covert, Chairman, and Messrs. Iacobellis, Price and Sommers. During fiscal 1995, the Committee met twice.


          THE NOMINATION AND BOARD AFFAIRS COMMITTEE, in order to focus on the need for quality leadership of the Company, reviews the composition of the Board of Directors and potential nominees to ensure appropriately broad-based business-oriented membership for the Board of Directors, consisting of persons who are knowledgeable, experienced and strategic-minded. The Committee also reviews and recommends to the Board other matters concerning the administration of the Board including the Board retirement policy, the retention of consultants as appropriate to assist the Committee in its responsiblities, and the appointment of Committee assignments and the Committee chairs following review with management. The Committee consists entirely of directors who are neither officers nor employees of the Company. The members are Dr. Steele, Chairman, and Messrs. Covert, Hoffman and Price. During fiscal 1995, the Committee met three times.

          ANY SHAREHOLDER DESIRING TO MAKE RECOMMENDATIONS FOR POTENTIAL CANDIDATES FOR CONSIDERATION BY THE COMMITTEE SHOULD SEND TIMELY NOTICE IN WRITING TO THE SECRETARY OF THE COMPANY. TO BE TIMELY, SUCH NOTICE SHALL BE DELIVERED OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY NOT LESS THAN SIXTY (60) DAYS NOR MORE THAN NINETY (90) DAYS PRIOR TO THE ANNUAL MEETING OF SHAREHOLDERS. SUCH NOTICE SHALL SET FORTH: (I) AS TO EACH PERSON WHOM THE SHAREHOLDER PROPOSES TO NOMINATE FOR ELECTION OR RE-ELECTION AS A DIRECTOR, ALL INFORMATION RELATING TO SUCH PERSON THAT IS REQUIRED TO BE DISCLOSED IN SOLICITATIONS OF PROXIES FOR ELECTION OF DIRECTORS PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (INCLUDING SUCH PERSON'S WRITTEN CONSENT TO BEING NAMED IN THE PROXY STATEMENT AS A NOMINEE AND TO SERVING AS A DIRECTOR IF ELECTED); AND (II) AS TO THE SHAREHOLDER GIVING THE NOTICE (A) THE NAME AND ADDRESS AS THEY APPEAR ON THE COMPANY'S BOOKS OF SUCH SHAREHOLDER, AND
(B) THE CLASS AND NUMBER OF SHARES OF THE COMPANY WHICH ARE BENEFICIALLY OWNED BY SUCH SHAREHOLDER.


                DIRECTORS' BENEFICIAL OWNERSHIP AND COMPENSATION


          The beneficial ownership of the directors and nominees in the stock of the Company is shown under the caption "BENEFICIAL OWNERSHIP OF SHARES."


CASH COMPENSATION

          Mr. Barnes receives annual cash compensation of $75,000 (less the fair market value of 250 shares of the Company's Common Stock granted yearly pursuant to the Company's 1991 Stock Compensation Plan for Non-Employee Directors) for service as the non-employee Chairman of the Board of Directors, plus $1,000 for each meeting of the full Board of Directors and $750 for each meeting of the Board committees that he attends. In addition, he receives $1,000 for each day of service not falling on the day of a meeting of the Board or any committee of the Board.

          Other directors who are not employees of the Company receive annual cash compensation of $25,000 (less the fair market value of 250 shares of the Company's Common Stock granted yearly pursuant to the Company's 1991 Stock Compensation Plan for Non-Employee Directors) for service on the Board of Directors, including any committees of the Board on which they serve, plus $1,000 for each meeting of the full Board of Directors and $750 ($1,000 in the case of the Committee Chairperson) for each meeting of a Board committee that they attend.

          The Company reimburses Directors for their expenses incurred in connection with attending Board and Board committee meetings.

DIRECTORS' RETIREMENT PLAN

          The Company has a Directors' Retirement Plan which provides benefits following retirement to any director who is not an employee of the Company at the time of his or her retirement from the Board of Directors. Benefits under the Plan commence as of the first day of the month following the earlier occurrence of (i) a director achieving 72 years of age, or at such earlier time as a director elects not to become a candidate to succeed himself as a director, or (ii) the termination from service as a director (except for termination for cause) following a "change in control" of the Company (as that term is defined in the Plan), provided, among other things, such director was a director on the date of such "change in control." The Company's Bylaws currently provide that non-employee directors, upon reaching the age of 72 years, shall retire from the Board of Directors at the next following annual meeting of shareholders. The annual benefit to a retired director under the Plan is equal to the annual retainer (including the value of the award of shares made under the 1991 Stock Compensation Plan for Non-Employee Directors) being paid to directors upon the date of retirement and is payable for a period equal to the number of years and fractional years of service as a Company director. The Plan also provides retirement benefits to a surviving spouse of a director equal to the then-unpaid amount of benefits the director would have received had he been retired and survived.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

          Under the 1988 Non-Employee Director Stock Option Plan, which was approved by shareholders, an option to purchase 1,000 shares of Common Stock of the Company is automatically granted, on the first business day following each annual meeting at which directors are elected, to each director of the Company who is not an employee of the Company at the time. The option exercise price is equal to the fair market value of the stock on the date the option is granted. Each option granted under the Plan becomes exercisable six months after its date of grant and expires ten years after its date of grant, provided, however, that each option that is not already exercisable shall become immediately exercisable
(i) if the optionee ceases to be a director because of his or her death or total and permanent disability, or (ii) if a "change in control," as such term is defined in the Plan, shall occur. Pursuant to the Plan, on December 5, 1994, Messrs. Barnes, Covert, Hoffman, Iacobellis, Moore, Price, Sommers, Steele and Wilson each received an option for 1,000 shares of Common Stock at an option price of $9.125 per share, for a total grant of nine options covering an aggregate of 9,000 shares of Common Stock during fiscal 1995. Mr. Rau, the Company's President and Chief Executive Officer, as an employee, is ineligible to participate in the Plan.

STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

          Under the Company's 1991 Stock Compensation Plan for Non-Employee Directors, the Company annually awards to each non-employee director, in partial consideration for the services rendered by such director during the Company's prior fiscal year, 250 shares of the Company's Common Stock, subject to certain adjustments. The plan provides for a pro-rated award if the director has not served for the full preceding fiscal year.

          On August 31, 1995, awards with respect to the 1995 fiscal year were determined. Messrs. Barnes, Covert, Hoffman, Moore, Price, Sommers and Steele received awards of 250 shares each and Messrs. Iacobellis and Wilson received awards of 204 shares each, for a total grant to all eligible directors of 2,158 shares. On the award date, the Company's Common Stock closed at $15.375. The value of these shares reduces the amount of the annual cash retainer paid to Directors on a dollar-for-dollar basis. Mr. Rau, the Company's President and Chief Executive Officer, as an employee, is ineligible to participate in the Plan.

                EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

          The Executive Compensation and Development Committee (the "Committee") is responsible for determining the annual base salary, short-term and long-term incentive compensation (including stock awards), and other compensation of the executive officers. Each member of the Committee is a non-employee director. This report describes the applicable policies of the Committee in establishing the principal components of executive compensation for all executives of the Company, including the Named Executive Officers in the Summary Compensation Table during fiscal 1995.

          Goals in Determining Executive Compensation; Philosophy of
          ----------------------------------------------------------
Compensation
------------

          The Company's integrated executive compensation program is intended to accomplish the following goals:

     1. Pay competitively to attract, retain and motivate capable executives.

     2. Tie individual total compensation to the achievement of specific, measurable goals related to the success of the Company and to the performance of the individual and the executive team.

     3. Align the financial interests of the executives with shareholder value.

     The Committee believes the Company's compensation plans for executives should be a basic element in the continuing growth of shareholder value. The purpose of executive compensation is to improve Company performance and competitiveness by creating and sustaining executive motivation. Pay plans must be designed to forge links between long-term executive rewards and shareholder value creation.

     In furtherance of these beliefs and to achieve the Company's above-stated compensation goals, the Committee believes a significant portion of the executives' compensation should be at risk based on the financial performance of the Company. Base salaries of executives are intended to be moderate yet competitive, with the opportunity to earn the at-risk annual and long-term incentive payments or awards so as to provide total compensation which is equal to competitive levels for superior Company performance over a longer period of time. The financial goals for these incentive compensation plans are reviewed and approved by the Committee at the beginning of each fiscal year in conjunction with the Board of Directors' approval of the Company's business plans.


     Factors and Information Generally Considered
     --------------------------------------------

     The Committee considers the following matters in establishing executive compensation: (a) Company performance, both in absolute terms and in relation to similar companies; (b) the performance of each individual executive officer;
(c) periodically, comparative compensation surveys and other material concerning compensation levels and stock grants at similar companies; (d) historical compensation levels and stock awards at the Company; (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent; and (f) the input, from time to time, of professional compensation consultants and management. The Committee assigns no specific weight to any of the enumerated factors in establishing executive compensation.

     Companies used in comparative analyses for executive compensation purposes are selected with the assistance of professional compensation consultants. Selection of such similar companies is based on a variety of factors, including financial criteria and industry classification. The companies used in comparative analyses for executive compensation purposes include the companies in the industry line-of-business index used in the Performance Graph, as well as the following additional companies, most of which, however, are larger than the
Company: Argo-Tech, AT&T, Bausch & Lomb, Baxter International, Becton Dickinson, Bethlehem Steel, BF Goodrich, Black & Decker, Boeing, Borg-Warner Automotive, Chrysler, Coltec Industries, Compaq Computer, Cummins Engine, Digital Equipment, E-Systems, Eastman Kodak, ESCO Electronics, Exxon, FMC, General Dynamics, General Motors, General Signal, Harris, Hewlett-Packard, Hexcel, Honeywell, Ingersoll-Rand, ITT, Litton Industries, Lockheed Martin, McDonnell Douglas, Morton International, National Semiconductor, Northrop Grumman, Occidental Petroleum, Rockwell International, Sequa, Sundstrand, Tenneco, Texas Instruments, Textron, Thiokol, Tracor, TRW, Unisys, and Xerox. The Committee relies on a broad array of companies for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than the industry line-of-business index chosen for comparing shareholder return in the Performance Graph.

     Executives' Compensation in Fiscal 1995:
     ----------------------------------------

     The Company establishes pay grades for the executives, including the Named Executive Officers in the Summary Compensation Table, providing a base salary range, annual incentive target and targeted periodic stock options for each pay grade.

     Basic Pay Levels.  The base salary ranges were established and are
     ----------------
reconsidered following a periodic review of comparative compensation data, and the actual salary for executives in each range are established periodically; the salary of each executive officer of the Company is established by the Committee. Accountability for the achievement of the Company goals was the most significant factor in determining base salary levels for executive officers in fiscal 1995.

     Incentive, At-risk pay.  The incentive targets for each executive pay grade
     -----------------------
are also established and these targets are expressed as a percentage of base salary, although in some cases, somewhat higher targets were established on the basis of the importance of the position to achieving overall Company success. Annual awards under the Company's Management Incentive Plan are granted directly in relation to the Company's achievement of specific performance targets established each year by the Committee. The Committee's practice, extending back for many years, has been to pay incentives under the Management Incentive Plan only when earned by achievement of such plan objectives. In fiscal 1995, awards under the Management Incentive Plan were structured at the beginning of the fiscal year on the basis of achieving specified levels of operating cash flow as a percentage of average operating assets. Operating cash flow in excess of that figure would produce awards in accordance with a progressive scale. After-tax net income in fiscal 1995 was also considered as a part of the targets. The criteria for earning awards under this plan was achieved in fiscal 1995 and, consequently, payments were made to the Company's executives. Awards for the Named Executive Officers are shown under the heading "Executive Compensation and Other Information," which information indicates that, for this group in the aggregate, approximately 30.6 percent of their salary plus their incentive payments under the Management Incentive Plan was at risk based on financial performance of the Company.

     For the past two years, management focus has been on attaining financial stability and, in this regard, the creation of positive cash flows was essential. However, the Committee determined at the beginning of the current fiscal year that the financial goals under the Management Incentive Plan for fiscal 1996 should be altered from those in fiscal 1995 in order to support the Company's Business Plan. The Committee believes that the generation of income, measured by return on net assets, should be the top priority for management in fiscal 1996. Accordingly, financial goals under the Management Incentive Plan were so directed.

     The Committee designed the financial goals for fiscal 1996 to encourage management to obtain high returns with utilization of low amounts of working capital and of plant, property and equipment. The formula will measure return on net assets, as measured by the relationship of operating profit to operating assets.

     Stock Options.  Each pay grade also had a targeted number of periodic stock
     -------------
options related to the amount of base salary in order to further align the interests of the executives with shareholder value. The number of options is determined so as to be able to allow the executive to earn competitive total compensation for superior Company performance over a longer period of time. The vesting period for the exercise of these options is generally in accordance with competitive practices and is designed to retain the executive and lengthen the period of time when such options must be earned by continued employment. In 1995, the Committee approved stock option awards (contingent upon shareholders approval of the 1995 Stock Incentive Plan) to the highest three levels of executives, in accordance with these guidelines, equal to three times the anticipated annual grant, with the intention that the Committee would not grant additional options to these senior executives for fiscal 1996 through fiscal 1999, except to newly eligible employees and in connection with promotions; however, the Committee reserves the discretion to make modifications in these grants for superior performance and to make appropriate additional grants. These options to the senior executives have provisions for early vesting based on achieving certain performance targets established by the Committee. The Committee also approved single-year awards to the other executives, conditioned on shareholder approval of the 1995 Stock Incentive Plan.

     Compensation of Robert H. Rau, President and Chief Executive Officer
     --------------------------------------------------------------------

     Mr. Rau joined the Company as President and Chief Executive Officer in April 1993. In establishing the compensation levels set forth in his Employment Agreement, the Committee considered comparative compensation information, historical compensation levels for the position he accepted at the Company and an evaluation of the level of compensation necessary to obtain his services in light of industry and Company conditions. During fiscal year 1995, the Company continued to successfully implement its turnaround strategy, including increased cash flow from operations, improved operating income from continuing operations (before taxes and interest), and significantly improved productivity. This was achieved during a period of decreased Company sales, a substantial industry downturn, and generally difficult industry conditions. The at-risk/incentive portion of Mr. Rau's compensation for fiscal 1995, which was $291,603, was based upon achieving the incentive targets established under the Management Incentive Plan.

     The foregoing report has been approved by all members of the Committee.



THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
Robert M. Price,  Chairman
Sam F. Iacobellis
D. Larry Moore
James R. Wilson


October 6, 1995

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to, or on behalf of, the Company's Chief Executive Officer and, each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended July 31, 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM COMPENSATION
                                                                                             -------------------------------------
                                                       ANNUAL COMPENSATION                            AWARDS             PAYOUTS
                                         ------------------------------------------------    -------------------------  ----------
                                                                                                            Number of
          Name and                                            At-Risk/                        Restricted     Shares
          Principal             Fiscal                       Incentive       Other Annual        Stock      Covered by     LTIP
          Position               Year       Salary(1)     Compensation(2)    Compensation     Award(s)(3)   Options(4)  Payouts(5)
----------------------------------------------------------------------------------------------------------------------------------
R. H. Rau                         1995      $538,212           $132,300           $22,907      $157,541             0   $        -
President and                     1994       499,423            360,000            62,282             0             0            -
Chief Executive Officer           1993       126,539            112,500            68,830       775,000       100,000            -
----------------------------------------------------------------------------------------------------------------------------------
L. A. Chapman(6)                  1995      $248,499           $ 47,040           $43,329      $ 74,419             0   $        -
Senior Vice President and         1994        57,000            136,800            17,675       157,500        50,000            -
Chief Financial Officer           1993             -                  -                 -             -             -            -
----------------------------------------------------------------------------------------------------------------------------------
J. R. Johnson                     1995      $253,574           $ 44,296            $ 2,706     $ 71,339             0   $        -
Senior Vice President, Programs,
Technical Resources and           1994       208,000            114,800              8,833       57,000        10,000            -
Quality Assurance                 1993       187,367                  0             31,620            0             0       23,331
----------------------------------------------------------------------------------------------------------------------------------
G. A. Wetzler                     1995      $233,573           $ 66,797            $ 2,599     $ 41,155             0   $        -
Senior Vice President,            1994       170,725             93,200              9,715       93,750        20,000            -
Operations                        1993       145,546                  0             28,504            0             0       13,332
----------------------------------------------------------------------------------------------------------------------------------
R. W. Madsen                      1995      $227,038           $ 82,024            $   629     $ 10,070             0   $        -
Vice President,                   1994       200,865            111,100              3,930            0             0            -
General Counsel and Secretary     1993       193,613                  0             19,102            0             0       16,665
----------------------------------------------------------------------------------------------------------------------------------

NOTES TO SUMMARY COMPENSATION TABLE

(1) Under the Pretax Savings Plan for Salaried Employees of the Company (Amended and Restated, 1994), a tax-qualified 401(k) plan which is available to all salaried and certain bargaining unit employees, the Company matches 75 percent of the first four percent of employee contributions. Company matching contributions under this Plan for participants on the executive and officer payrolls had been suspended for three years but have been restarted effective January 1, 1995. Company contributions and the earnings thereon normally vest at the rate of 20 percent per year until the fifth anniversary of a participant's employment; after the fifth anniversary, such contributions and earnings vest immediately. The maximum amount any person can contribute in calendar year
                                                                   -------------
     1995 is limited by federal tax rules. The amounts contributed by each of the Named Executive Officers with respect to fiscal year 1995 were: Mr.
                                                  -----------
     Rau, $9,240; Mr. Chapman, $9,978; Mr. Johnson, $9,240; Mr. Wetzler, $5,901;
     and Mr. Madsen, $9,240. The amounts contributed by each Named Executive Officer are included in the salary disclosed.

(2)  Under the Company's Management Incentive Plan (Restated, 1982) (the
     "MIP"), annual at-risk/incentive payments are provided for officers and other high-level executives having a direct impact on the success of the Company. The MIP is administered by the Executive Compensation and Development Committee of the Board of Directors which reviews and considers individual awards recommended by management and establishes the annual financial performance objectives under the Plan. For fiscal years 1994 and 1995, the Company adopted an incentive formula designed to reward top leadership for achieving targeted cash generation from operations, asset management and net income. Payments under this formula were based on the amount of cash generated from operating activities as a percentage of average net assets employed, adjusted to consider net income earned by the Company. The Board of Directors approved the formula and a management committee recommendation of who would participate in the Plan and such participants' level of participation by assigning a specific number of participation units to each participant. In fiscal 1995, certain of the Named Executive Officers elected to have a portion of their at-risk/incentive awards paid in the form of restricted stock; in such case, only the portion of their at-risk/incentive award paid in cash is shown in this column, with the balance shown in the column in the above table for restricted stock awards. For fiscal 1993, cash awards could be earned pursuant to a formula based on the extent to which the Company's financial performance during the fiscal year met or exceeded certain predetermined objectives and an evaluation of each participant's individual performance. Notwithstanding any incentive payments earned under the formula, the Board of Directors may, at its sole discretion, elect not to make any payments if it determines that such payments would be inappropriate.

(3) In fiscal 1995, the Executive Compensation and Development Committee of the Board of Directors, in order to increase the linkage between the interests of executives and shareholders, decided to pay merit increases for senior officers in restricted stock in lieu of cash. After computing the amount of the merit increases, that value was divided by $14.38, the closing price of Rohr common stock on June 30, 1995, to arrive at the number of shares of restricted stock. The restricted stock will vest one-third each year starting with the first anniversary of the date of grant and will be fully vested in three years. The restricted stock is subject to acceleration of such schedule upon a change in control of the Company. Dividends, if any, are payable on restricted stock prior to the lapsing of the restrictions. The number of shares of restricted stock awarded to the Named Executive Officers during fiscal 1995, with respect to the merit payments, was as follows: Mr. Rau, 0 shares; Mr. Chapman, 1,237 shares; Mr. Johnson, 1,250 shares; Mr. Wetzler, 1,429 shares; and Mr. Madsen, 677 shares.

     In fiscal 1995, the Executive Compensation and Development Committee established a program pursuant to which an individual can elect to receive up to 50 percent of his or her at-risk/incentive compensation in either restricted stock or stock options in lieu of cash. Several of the Named Executive Officers elected to receive part of their at-risk/incentive compensation in restricted stock. Individuals making this election receive an amount of restricted stock equal to 120 percent of the value of that portion of the at-risk/incentive compensation diverted to restricted stock. The restricted stock vests one-third per year starting with the first anniversary of the date of grant and will be fully vested in three years. The restricted stock is subject to acceleration of such schedule upon a change in control of the Company. Dividends, if any, are payable on restricted stock prior to the lapsing of the restrictions. The number of shares awarded to the Named Executive Officers under this program with respect to fiscal 1995, at a valuation of $16.25 per share, was as follows:
     Mr. Rau, 9,770; Mr. Chapman, 3,474; Mr. Johnson, 3,271; Mr. Wetzler, 1,234; and Mr. Madsen, 0.

            No other Named Executive Officer purchased or was awarded restricted stock during fiscal year 1995 (other than as disclosed above). At the end of the fiscal year, the number and the value of the unreleased restricted stock held by Mr. Rau were 84,770 shares at a value of $1,175,358; by Mr. Chapman, 20,711 shares at a value of $289,487; by Mr. Johnson, 9,321 shares at a value of $132,685;

     by Mr. Wetzler, 10,863 shares at a value of $152,029; and by Mr. Madsen, 677 shares at a value of $9,986, based on the fair market value of $14.75 at July 31, 1995.

(4) In addition to the options shown in this column, the Executive Compensation and Development Committee approved awards for additional options, subject to shareholder approval, as described in more detail at the Options Approval Table next following.

(5) This column consists of Long-Term Incentive Plan Payments under the Company's Performance Unit Plan, which Plan is now inactive.

(6) Mr. Chapman joined the Company in April 1994. Accordingly, the compensation shown for fiscal 1994 is for a partial fiscal year.

     OPTION APPROVALS IN LAST FISCAL YEAR

               The following table sets forth certain information concerning options to purchase the Company's common stock approved by the Executive Compensation and Development Committee in fiscal 1995 to the Named Executive Officers. These awards are contingent upon the approval of the 1995 Stock Incentive Plan by the Shareholders at the Annual Meeting on December 2, 1995.


                              INDIVIDUAL OPTIONS(1)
                              --------------------

                                                      % of Total
                                                       Options                                   Committee
                                                     Approved for                               Action Date
                                                      Employees       Exercise                    Present
                                           Options    in Fiscal        or Base      Expiration     Value
           Name                            Approved      Year        Price ($/Sh)     Date          $(2)
        ----------                         --------  ------------    ------------   ----------  -----------
R. H. Rau
 President and Chief                       213,000        25%        $14.875         07-26-05
 Executive Officer
-----------------------------------------------------------------------------------------------------------
L. A. Chapman
 Senior Vice President                      48,000         6%        $ 14.875        07-26-05
 and Chief Financial Officer
-----------------------------------------------------------------------------------------------------------
J. R. Johnson
 Senior Vice Pres.,                         48,000         6%        $ 14.875        07-26-05
 Programs, Technical Resources &
 Quality Assurance
-----------------------------------------------------------------------------------------------------------
G. A. Wetzler
 Senior Vice President, Operations          48,000         6%        $ 14.875        07-26-05
-----------------------------------------------------------------------------------------------------------
R. W. Madsen
 Vice President General                     48,000         6%        $ 14.875        07-26-05
 Counsel and Secretary
-----------------------------------------------------------------------------------------------------------

NOTES TO THE OPTION APPROVALS TABLE

(1) 1995 Stock Incentive Plan.  The shareholders are being asked to approve the
    -------------------------
    1995 Stock Incentive Plan (the "Plan") at the Annual Meeting. The options shown in the table are conditioned on such approval. The terms and conditions of the stock-based awards are determined by the Executive Compensation and Development Committee of the Board of Directors (the "Committee") and may include provisions for the exercise price, expiration, vesting, and restriction on sale and forfeiture, as applicable. The nonqualified stock options granted provide for an option purchase price equal to the fair market value of the option shares on the date of Committee action approving an award, vest seven years thereafter, expire not later than ten years after the date of Committee action (subject to an earlier termination schedule in the case of varying types of retirement or other termination of employment) and will not be transferable by the option holder during his or her lifetime. Options issued to the Named Executive Officers are intended to be performance-related, and they may vest earlier than the seven-year vesting date if certain financial targets are met.

(2) The values were calculated using the Black-Scholes option pricing model. Assumptions used in the model include a stock volatility of ________________ for the options approved at $14.875 per share using end-of-month price data for the common stock for a 37-month period preceding the option approval date; a risk-free interest rate of _______%; future dividend yield of zero percent; and an exercise price equal to the fair market value of the stock at the date of approval. The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price, which is the fair market value of the stock at the time of the option approval. There is no assurance that any executive will receive the amounts estimated by the Black-Scholes model.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES(1)(2)



                                                                               Value of Unexercised
                                               Number of Unexercised               In-the-Money
                                                 Options at FY-End            Options at FY-End ($)
                  Name                     Exercisable/Unexercisable      Exercisable/Unexercisable(3)
                  ----                     ----------------------------   ----------------------------

R. H. Rau...............................             50,000/50,000               $293,750/293,750
  President and Chief Executive Officer

L. A. Chapman                                        10,000/40,000               $ 63,750/255,000
  Senior Vice President and Chief
  Financial Officer

J. R. Johnson...........................             55,994/16,598               $ 129,150/71,467
  Senior Vice President, Programs,
  Technical Resources and Quality
  Assurance

G. A. Wetzler...........................             44,789/21,796               $ 100,730/95,909
  Senior Vice President, Operations

R. W. Madsen............................              48,794/8,598               $ 120,150/35,467
  Vice President, General Counsel and
  Secretary

       (1) No Named Executive Officer exercised any options during fiscal 1995.

       (2) This table does not include the conditional options that were approved on July 26, 1995 at an exercise price of $14.875, which are subject to shareholder approval of the 1995 Stock Incentive Plan.

       (3) The value of unexercised in-the-money options is based on a closing price of $14.75 per share on July 31, 1995.

     Qualified Retirement Plans
     --------------------------

     Under the Company's former Salaried Retirement Plan (the "QRP" or "Qualified Retirement Plan"), certain benefits are available to eligible salaried employees of the Company and its subsidiaries. The monthly benefits for normal retirement of persons having sufficient credited service to qualify under the plan are 1-1/2 percent (2 percent for service accrued prior to January 1, 1987) of an employee's average monthly "compensation," which as to the named executive officers comprises "salary" and "at-risk/incentive compensation" paid and shown on the Summary Compensation Table (with certain adjustments) during the highest five consecutive of the employee's final ten years of employment with the Company, multiplied by the number of years of service (up to a maximum of 35 years), and reduced by the maximum offset of federal Social Security benefits permitted by law. Under the QRP, participants may, under certain conditions, provide a portion of their benefits to their surviving spouses after their death. Benefits will also be provided for early retirement, and vested benefits are provided for employees who terminate after at least five years of credited service. Benefits under the QRP were frozen as of December 31, 1994.


     Cash Balance Retirement Plan
     ----------------------------

     Effective January 1, 1995, the Company established a "Cash Balance Retirement Plan" which is a defined benefit retirement plan that provides participants with an individual account balance. Participants earn a percentage of pay credited to their account which varies on a point system. Points are determined each year using a combination of age and service. The amount credited plus interest is paid in a lump sum or an annuity, at the participant's choice, when leaving the Company or upon the participant's retirement. This plan partially replaces the Salaried Retirement Plan discussed above.

     Key features of the Cash Balance Plan include the following: (i) accounts for eligible employees will be credited with from 1.5 percent to 4 percent of pay annually based on age and service points; (ii) interest will be credited based on the greater of 5 percent or the return on a five-year Treasury bill;
(iii) longer-service employees will earn extra credits for up to ten years through a transition provision under this plan; these transition credits range from 3.5 percent to 7 percent of pay annually; (iv) credits will be allocated quarterly; (v) no allocations will be made to employees for service over 35 years; and (vi) the benefit is portable; i.e., employees can take their vested accrued benefit with them if they leave the Company before retirement.

     The amount credited to the accounts of the Named Executive Officers through June 30, 1995 is, for Mr. Rau, $9,889; Mr. Chapman, $2,419; Mr. Johnson, $9,681;
Mr. Wetzler, $6,977; and for Mr. Madsen, $8,963. Amounts credited under the Cash Balance Retirement Plan for executives reduce the benefit payable under the unfunded Supplemental Retirement Plan discussed below.

     Supplemental Retirement Plan
     ----------------------------

     In addition to the QRP for all eligible salaried employees, the Company maintains a Supplemental Retirement Plan (the "SRP") for officers and other key executive employees. Under the SRP, the Company will supplement the benefits payable from the QRP, if necessary, by an amount sufficient to raise total benefits up to the level prescribed by the SRP. The combined monthly benefit level prescribed by the SRP for normal retirement ordinarily is 2 percent of an employee's average monthly "compensation" during the highest five consecutive of the preceding ten years, multiplied by the number of years of service (up to a maximum of 35 years), and reduced by the maximum offset of federal Social Security benefits permitted by law. (The term "compensation" is the same as defined in the Qualified Retirement Plan, except that it also includes the effect of any bonuses deferred by the recipient. In certain cases approved by the Board of Directors, a higher percentage than 2 percent can be provided, but only if the monthly benefit does not exceed 60 percent of compensation, reduced
by federal Social Security benefits.)   Benefits are also provided for
disability retirement and for early retirement, based on years of credited service at the time of such disability or early retirement. No amounts have been "set aside" for any person under the SRP since the plan is unfunded and benefits are determinable and payable only upon such person's retirement pursuant to the formula described above. However, the Company has accrued on its books an actuarially computed amount relative to the Company's obligations under the SRP.

          The following table illustrates the estimated annual pension benefits which would be provided at age 65 under the QRP and the Company's unfunded SRP, after applicable deductions for Social Security benefits, to salaried employees having specified average annual remuneration and years of service. The compensation levels were frozen as of December 31, 1994. The years of credited service as of July 31, 1995, for the Named Executive Officers are: Mr. Rau, 3 years; Mr. Chapman, 2 years; Mr. Johnson, 16 years; Mr. Wetzler, 16 years and Mr. Madsen, 22 years.

           Approximate Annual Benefit for Years of Service Indicated

      Average Annual
 Compensation for Highest
  Consecutive Five Years           15 Years            20 Years             25 Years             30 Years             35 Years
    During Last Ten Years   -------------------   ------------------   ------------------   ------------------   ------------------
     Before Retirement         QRP        SRP       QRP       SRP        QRP       SRP        QRP       SRP        QRP        SRP
-------------------------   --------   --------   -------   --------   -------   --------   -------   --------   -------   --------
        $100,000             $15,618   $  3,591   $23,118   $  6,091   $30,618   $  8,591   $38,118   $ 11,091   $45,618   $ 13,591
        $150,000              26,868      7,341    38,118     11,091    49,368     14,841    60,618     18,591    71,868     22,341
        $200,000              26,868     22,341    38,118     31,091    49,368     39,841    60,618     48,591    71,868     57,341
        $250,000              26,868     37,341    38,118     51,091    49,368     64,841    60,618     78,591    71,868     92,341
        $300,000              26,868     52,341    38,118     71,091    49,368     89,841    60,618    108,591    71,868    127,341
        $400,000              26,868     82,341    38,118    111,091    49,368    139,841    60,618    168,591    71,868    197,341
        $500,000              26,868    112,341    38,118    151,091    49,368    189,841    60,618    228,591    71,868    267,341
        $600,000              26,868    142,341    38,118    191,091    49,368    239,841    60,618    288,591    71,868    337,341

          Chief Executive Officer Retirement Benefits
          -------------------------------------------

          Mr. Rau's Employment Agreement (see "Employment Contracts") provides for retirement benefits at age 62 as follows: $464,000 per year to be increased by $_______ for each month that Mr. Rau's retirement is delayed past the age of
62. This amount is to be reduced by the pension he receives from his former employer or other pension benefits payable from the Company, except payments made pursuant to the Company's 401(k) Plan or similar plan of his former employer. The retirement benefit will be payable to Mr. Rau, his spouse, or his estate for at least ten years following his date of retirement and shall continue beyond such ten years until the death of both Mr. Rau and his surviving spouse. In addition, the Company has purchased an insurance contract to guarantee the payment of Mr. Rau's benefits.

PERFORMANCE GRAPH

          Regulations of the Securities and Exchange Commission require that a proxy statement relating to the annual election of directors include a line graph comparing the cumulative total shareholder return on a company's common stock with the cumulative total return of, in the case of the Company, (1) the Standard & Poor's 500 Stock Index (S&P 500), and (2) an industry line-of-business index. The Board of Directors and the Executive Compensation and Development Committee have approved the use of Standard & Poor's Aerospace and Defense Index for the line-of-business index, which consists of the following companies: Boeing Co., General Dynamics Corp., Lockheed Martin Corp., McDonnell Douglas Corp.,

Northrop Grumman Corp., Raytheon Co., Rockwell International Corp., and United Technologies Corp.

     The following graph compares the five-year cumulative total return on the Company's common stock to the total return of the S&P 500 and the Standard & Poor's Aerospace and Defense Index. The table assumes that, in each case, an investment of $100 was made on August 1, 1990, and all dividends, if any, were reinvested. (The Company has not paid a cash dividend on its common stock since 1975.) Returns are for the fiscal year ended July 31 of each year.

     The Board of Directors and the Executive Compensation and Development Committee recognize that the market price of the Company's common stock is influenced by many factors, one of which is the individual performance of the Company. The stock price performance shown on the graph is not necessarily indicative of future price performance. The Company will not make nor endorse any predictions as to the future performance of the Company's common stock.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG ROHR, INC., S&P 500 COMP-LTD AND AEROSPACE/DEFENSE

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           ROHR,          S&P 500       AEROSPACE/
(Fiscal Year Covered)        INC.           COMP-LTD      DEFENSE
-------------------          ----------     ---------     ----------
Measurement Pt-  1990        $100           $100          $100
FYE   1991                   $100.54        $112.76       $104.82
FYE   1992                   $ 46.77        $127.18       $106.51
FYE   1993                   $ 37.10        $138.29       $136.00
FYE   1994                   $ 49.46        $145.42       $155.49
FYE   1995                   $ 63.44        $183.39       $231.53

EMPLOYMENT CONTRACTS

     Robert H. Rau.  The Company has entered into an Employment Agreement with
     -------------
Mr. Rau in connection with his employment as President and Chief Executive Officer of the Company. That Agreement provides that Mr. Rau's employment may not be terminated by the Company before July 31, 1996, other than for cause. In addition, the Agreement provides that beginning on January 1, 1996, the term of Mr. Rau's employment is automatically extended for successive yearly periods unless either Mr. Rau or the Board of Directors terminates the contract on one year's advance notice. The Agreement provided that Mr. Rau's base rate compensation for fiscal 1995, would be the greater of $500,000 or an amount adopted by the Board of Directors and a bonus of $120,000 up to $360,000 at the discretion of the Board of Directors for outstanding performance. Pursuant to the Agreement, Mr. Rau received 100,000 shares of restricted stock at $1.00 per share vesting at 12.5 percent per year and an option to purchase 100,000 shares of the Company's common stock at $8.875 per share (the then-current market value) vesting at 25 percent per year. The Agreement further provides that he receive a stock grant bonus equal to 40,000 shares of the Company's common stock (at no additional cost to Mr. Rau). The Agreement provides a change-of-control provision as follows: if a change of control occurs during the initial term of Mr. Rau's employment, he will receive a severance payment equal to 150 percent of the base salary at the time of termination as CEO, which shall be payable for the remainder of his then-existing term, provided such amount paid shall not be less than a sum equal to 380 percent of the Annual Base Compensation Rate. If a change in control occurs after the initial term, Mr. Rau shall receive a severance payment at least equivalent to that provided to other Company officers. The provisions for Mr. Rau's retirement under this Agreement are shown at "Retirement Benefits."

          Laurence A. Chapman.  When Mr. Chapman joined the Company in April
          -------------------
1994, the Company entered into an employment agreement in connection with his employment as Senior Vice President and Chief Financial Officer. The agreement provides for a starting salary of $228,000 per year and a guaranteed minimum bonus in fiscal 1995 of $68,400 under the Management Incentive Plan (a bonus of $22,800 was paid on September 15, 1994 with respect to fiscal 1994). Also, Mr. Chapman received a starting bonus of $114,000, payable one-half on May 1, 1994, and the balance on November 1, 1994. Pursuant to the agreement, Mr. Chapman received a restricted stock grant of 20,000 shares of common stock at a price of $1.00 per share and a non-qualified stock option to purchase 50,000 shares of common stock at a price of $8.375 per share, the fair market value of the common stock at the date of grant, which shares and option will vest at the rate of 20 percent per year. Mr. Chapman is also eligible to receive benefits under the Supplemental Retirement Plan which will credit him with two years of service for each year employed by the Company for the first 13 years of employment; thereafter, he will earn a year of credited service for each year employed. Mr. Chapman's right to a pension under the SRP will vest as he earns credited service, so that if his employment is terminated for whatever reason, he will be entitled to a pension based on the years of credited service earned to the date of such termination.

          In order to compensate Mr. Chapman for the loss of his stock options from his former employer, the Westinghouse Electric Company, the Company will pay Mr. Chapman on May 1, 1997, up to $250,000, the exact amount to be computed based on a formula that measures the price change in Westinghouse's stock over a given period of time and/or the value of such stock during that period if Westinghouse should cease to exist as a result of a merger or sale of all of its assets. If there is a change in control of the Company, prior to November 1, 1996,

Mr. Chapman will receive at that time $250,000 in lieu of certain other payments he would be eligible to receive if he were to continue his employment with the Company. If Mr. Chapman is terminated without cause before the third anniversary of his starting date, the Company will pay him a lump sum of $228,000 within 30 days thereafter.

INDEMNIFICATION AND SEVERANCE

          Pursuant to Bylaw changes previously adopted by the shareholders, the Company has entered into Indemnity Agreements, in a form also approved by the shareholders, with each director, the executive officers named in the Summary Compensation Table, and other officers and executives, providing for indemnification. The Indemnity Agreements provide that the Company will pay any amount which an indemnitee is legally obligated to pay because of claims which may be made against such indemnitee based on any act or omission or neglect or breach of duty, including any error, misstatement, or misleading statement, committed, attempted or allegedly committed or attempted by the indemnitee in his capacity as a director or officer, or any matter claimed against him solely by reason of his serving as such director or officer. However, no indemnification is provided in cases involving dishonesty or improper personal profit, or for a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934. Furthermore, indemnification is provided by the Company only after the exhaustion of all insurance proceeds under the Company's officers' and directors' liability insurance policy. The payments to be made under the Indemnity Agreements include the amounts of all claims, liabilities, settlements, and costs, including defense costs and costs of attachment or similar bonds, except that the Company is not obligated to pay fines or other fees imposed by law which the Company is prohibited by law from paying.

          The Company also has made severance arrangements with each of the executive officers named in the Summary Compensation Table and with all of its other officers providing for a severance payment of two times base pay and a target award under the Management Incentive Plan to any such officer in the event he is terminated (other than by death, permanent and total disability, certain retirements, or terminations which are voluntary or for cause) within two years following a change in control. For these purposes, a change in control is defined as a merger, consolidation or liquidation of the Company; the acquisition of 20 percent of the Company's Common Stock; the sale, mortgage, lease or other transfer (other than in the ordinary course of business) of 50 percent of the Company's assets or earning power; the receiving of the benefits of any loan, advance, guarantee, pledge, other financial assistance or tax credit or advantage provided by the Company to any person or group which owns 15 percent or more of the Common Stock of the Company on conditions not less favorable to the Company than the Company would be able to obtain in arm's-length negotiations; or if a majority of the Board of Directors is nominated and elected by other than the current Board and its nominees and successors. Insurance benefits are also provided until the earliest to occur of such officer obtaining new employment or reaching age 65.

          The Company also has approved modifications to preserve the benefits to all of its officers and directors previously granted under its stock incentive, stock option, restricted stock, retirement, and health care plans, in the event of a change of control (as defined above) which results in a termination of employment other than voluntarily or for cause. These provisions allow any officer so terminated after a change in control to exercise all of his stock options within three months after termination of his employment; fully vest any terminated officer in his benefit, if any, as calculated under the Supplemental Retirement Plan (and allow the retirement of any terminated director, under the Directors' Retirement Plan); waive the Company's repurchase options under the restricted stock plans for any terminated officer; and obligate the Company to indemnify any terminated officer from the federal excise tax effects of the foregoing under Section 67 of the Internal Revenue Code.



                        BENEFICIAL OWNERSHIP OF SHARES*



          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-10-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons regarding such forms, the Company believes that, during fiscal 1995, all filing requirements applicable to its officers, directors, and greater-than-10-percent beneficial owners were complied with.

          The Company's Common Stock is listed for trading on the New York and Pacific Stock Exchanges, under the symbol "RHR", and on The Stock Exchange, London.

          The following table sets forth, as of October 6, 1995, the persons believed by the Company to be the beneficial owners of more than five percent of the Company's Common Stock:



                                                AMOUNT      PERCENT
    NAME AND ADDRESS OF         TITLE OF     BENEFICIALLY     OF
     BENEFICIAL OWNER            CLASS          OWNED        CLASS
---------------------------   ------------   ------------   -------

J. P. Morgan                  Common Stock    1,917,830      10.6%
60 Wall street
New York, NY  10015

FMR Corp                      Common Stock    1,904,300      10.5%
82 Devonshire Street
Boston, MA  02109

Dreyfus Corp.                 Common Stock    1,209,000       6.7%
200 Park Avenue
New York, NY  10166

Smith, Donald & Co. Inc.      Common Stock    1,168,300       6.5%
15 Essex Road
Paramus, NJ  07652

Paul Jeffrey Newman           Common Stock      943,400       5.2%
202 Pepper Bldg.
Winston Salem, NC  27101

___________________

     * - Owners of the Company's Common Stock also own, on a one-for-one basis, rights (the "Rights") to purchase from the Company one one-hundredths (1/100) of a share of Series C Preferred Stock per Right, exercisable upon the occurrence of certain events. The price and terms of the Rights, which could entitle the holder to purchase Common Stock of the Company, or of an Acquiring Person, are defined in the Amended and Restated Rights Agreement between the Company and The First National Bank of Chicago dated as of April 6, 1990.

       On October 6, 1995, the Executive Officers and Directors owned as a group _______ shares of Common Stock of the Company. The following table shows the individual holdings. Mr. Rau, who is listed in the table as an Executive Officer is also a Director. The Company knows of no contractual arrangements which may, at a subsequent date, result in a change in control of the Company.

                    BENEFICIAL OWNERSHIP ON OCTOBER 6, 1995
                    ---------------------------------------

                                                                       Right to Acquire
                                         Common                           Ownership                          TOTAL
                                ------------------------       -----------------------------     -----------------------------
                                              Percent of                          Percent of                       Percent of
              Name              Shares (1)    Class (2)        Shares (1)(3)       Class (2)     Shares (1)(3)      Class (2)
           ---------            ---------    -----------       -------------      ----------     -------------    ------------
Directors
---------
 Wallace Barnes..............      6,950            -             6,000                  -           12,950              -
 Eugene E. Covert............      1,850            -             7,000                  -            8,850              -
 Wayne W. Hoffman............      3,450            -            31,154                  0.2         34,604              0.2
 Sam F. Iacobellis...........      5,204            -             1,000                  -            6,204              -
 D. Larry Moore..............        912            -             4,000                  -            4,912              -
 Robert M. Price.............      1,237            -             4,966                  -            6,203              -
 William P. Sommers..........      1,723            -             3,000                  -            4,723              -
 Jack D. Steele..............      2,550            -             7,000                  -            9,550              -
 James R. Wilson.............      2,204            -             1,000                  -            3,204              -

Executive Officers
------------------
  L. A. Chapman..............     26,711            0.2          34,154                  0.2         60,865              0.4
  J. R. Johnson..............     25,359            0.1          55,994                  0.3         81,353              0.4
  R. W. Madsen...............      2,193            -            48,794                  0.3         50,987              0.3
  A. L. Majors...............      7,051            -            40,914                  0.3         47,965              0.3
  R. H. Rau..................    108,703            0.6          94,830                  0.5        203,533              1.1
  D. R. Watson...............     16,486            -            50,934                  0.3         67,420              0.4
  G. A Wetzler...............     21,943            0.1          44,789                  0.3         66,732              0.4
  ---------------------------  ---------           ----         -------                 ----        -------             ----
All of the above as a group
 (16 persons)                    234,526            1.3         435,529                  2.4        670,055              3.7

--------------------
(1) No individual listed owned as much as one percent of any class of equity securities. All executive officers and directors as a group owned beneficially 3.7 percent of the equity securities of the Company. Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of some states, including California, personal property owned by a married person may be community property, and under some state community property laws, including California, either spouse may manage and control such community property. The Company has no information as to how many of the shares shown in this table are subject to any community property law. Beneficial ownership of shares of equity securities has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"), under which a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting power or investment power in respect to such shares of Common Stock or has the right to acquire ownership within 60 days. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

(2) The shares owned by each person, and by the group, and the percentage of shares owned (where such percentage exceeds 0.1%) has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(3) Includes shares which may be acquired upon the exercise of stock options as follows: Messrs. Rau, 50,000 shares; Chapman, 10,000 shares; Johnson, 55,994 shares; Wetzler, 44,789 shares; Madsen, 48,794 shares; Majors, 40,914 shares; Watson, 50,934 shares; Barnes, 6,000 shares; Covert, 7,000 shares; Hoffman, 7,000 shares; Iacobellis, 1,000 shares; Moore, 4,000 shares; Price, 4,000 shares; Sommers, 3,000 shares; Steele, 7,000 shares; Wilson, 1,000 shares; and the Group, 341,425 shares. In addition, this amount includes shares which may be obtainable upon the conversion of the Company' 7-3/4% Convertible Subordinated Notes due 2004 for Messrs. Hoffman, 24,154 shares; Price, 966 shares; Chapman, 24,154 shares; Rau, 4,830 shares; and the Group, 54,104 shares. In addition, the amount above includes 40,000 shares of Common Stock for Mr. Rau obtainable upon the occurrence of certain events.

              PROPOSAL NO. 2--APPROVAL OF SELECTION OF AUDITORS


     The Company is seeking shareholder approval of its selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending July 31, 1996. Deloitte & Touche LLP has served as the Company's independent auditors commencing in fiscal 1966.

     Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available at an appropriate time during the meeting to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                  PROPOSAL NO. 3--1995 STOCK INCENTIVE PLAN

     The Company currently has one stock-based incentive compensation plan for its employees: the 1989 Stock Incentive Plan (the "Current Plan"). It also has two earlier plans--the 1982 Stock Option Plan and the 1984 Restricted Stock Plan under which no additional awards may be made due to the expiration of their terms. As of October 6, 1995, 236,612 shares of the Company's Common Stock remained available under the Current Plan.

     The Board of Directors believes that the number of shares remaining available under the Current Plan is insufficient to allow the Company to continue to make sufficient use of stock-based incentives to attract, retain and motivate its employees. In order to increase the share authorization for stock-based incentive compensation plans, the Board adopted the 1995 Stock Incentive Plan (the "1995 Plan" or the "Plan") and is submitting it to the shareholders for their approval at the Annual Meeting. If the 1995 Plan is approved by the shareholders, no further shares of the Company's Common Stock under the Current Plan will be utilized.

     The following description of the 1995 Plan is qualified in its entirety by reference to the full text of such Plan, a copy of which is attached as Appendix "A" to this proxy statement.

   GENERAL

     The purpose of the 1995 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing their proprietary interests in the Company and to align their interests with those of the Company's shareholders. As indicated in the report of the Executive Compensation and Development Committee (the "Committee") to the shareholders, elsewhere in this proxy, the Committee and the Board of Directors believes the Company's compensation plans for executives should be a basic element in the creation of shareholder value. Therefore, plans such as the 1995 Plan are designed to forge links between executive rewards and shareholder wealth creation. The 1995 Plan and the first grant of stock options to executives (described below) have been designed with these objectives in mind. The 1995 Plan prohibits stock options granted at less than fair market value and also prohibits the replacement of prior options whose exercise price is higher than the current fair market value for shares (commonly known as "underwater options"). The 1995 Plan also limits the number of grants of Forfeitable Stock or Restricted Stock, a form of grant of shares for a price of less than or equal to a reduction of 50 percent of the then-fair market value, sometimes granted to executives hired from other companies or in other appropriate situations, which have restrictions on their resale until the executive serves for a given period of time with the Company or other conditions (such as performance targets) are met. Consistent with this approach, the initial approval of stock options to senior executives under the 1995 Plan have accelerated vesting provisions if certain performance targets are met.

     Any Salaried Employee (as defined in the 1995 Plan) will be eligible for selection as a participant in the 1995 Plan. As of October 6, 1995, approximately 2,700 Salaried Employees were eligible to participate in the 1995 Plan.

     The 1995 Plan will be administered by the Board of Directors or, in the discretion of the Board, the Committee. The Committee shall consist of two or more members of the Board who are not Salaried Employees. Subject to the provisions of the 1995 Plan, the Board or the Committee will have full and final authority to select the employees to whom awards will be granted thereunder, to grant such awards and to determine the terms and provisions of such awards and the number of shares to be sold or issued pursuant thereto, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 1995 Plan.

   LIMITATION ON NUMBER OF SHARES

     The maximum number of shares of Common Stock which may be sold or issued under the 1995 Plan may not exceed 1,800,000 shares of Common Stock, in the aggregate, subject to certain adjustment occasioned by one or more reorganizations, recapitalizations, restructurings, reclassifications, stock splits, reverse stock splits, stock dividends, or the like. However, since shares will no longer be issued under the Current Plan if the 1995 Plan is approved, the 236,612 remaining shares reserved for issuance under the Current Plan would be relinquished. Accordingly, the practical net effect of the approval of the 1995 Plan, together with the relinquishment of shares reserved under the Current Plan, would be to increase the number of shares available for awards by 1,563,388 shares (i.e., the 1,800,000 shares in the 1995 Plan minus 236,612 shares relinquished under the Current Plan).

     Under the 1995 Plan, shares for which awards are granted that subsequently are reacquired by the Company for no more than the price at which they were sold (plus any interest thereon) pursuant to the terms of the award under which they were issued or sold, and shares related to stock options that have subsequently expired, terminated or been canceled without such shares having been sold or issued thereunder and are not counted as shares sold or issued are shares for which awards may be granted under the 1995 Plan.

     The number of shares that were otherwise issuable pursuant to awards granted under the 1995 Plan but that were withheld by the Company as payment of the purchase price of the shares issued pursuant to such award, or as payment of the recipients tax withholding obligation with respect to such award, are deemed issued under the Plan.

     On a fully-diluted basis (excluding for these purposes the conversion of the 7% Convertible Subordinated Debentures of the Company, whose conversion price is $43 per share), the number of shares proposed under the 1995 Plan (net of those surrendered from the Current Plans) is approximately [8.69] percent of the outstanding common shares of the Company as of October 6, 1995.

     As of October 6, 1995, there are 2,562,925 shares represented by previously-granted stock options which have not been exercised. Of these shares, approximately 63 percent (or options for 1,611,385 shares) are held by current employees of the Company. The balance of the total shares subject to options is held, with varying expiration terms, by retirees and by former employees who left the Company during its downsizing over the last several years. These outstanding options were granted at the prices set forth below and their exercise periods expire at the times shown below:

                           SHARES SUBJECT TO OPTIONS

 OPTIONS BY                  HELD BY              HELD BY         OPTION EXPIRATION
   PRICE                CURRENT EMPLOYEES     FORMER EMPLOYEES         DATE
-----------------------------------------------------------------------------------
$31.625*                              0              3,000                 08-18-99
$31.625*                        125,150            118,500                 05-22-99
$30.125*                        103,100             96,300                 06-13-98**
$30.000*                          2,000                  0                 02-03-99
$26.625*                          3,000                  0                 12-03-98**
$23.875*                          8,500              1,000                 07-11-01
$22.500*                         50,075             25,850                 04-01-98**
$22.125*                        162,000             97,950                 09-11-01
$22.000*                          6,000                  0                 02-12-98**
$20.875*                          1,000              3,500                 12-09-01
$19.375*                         88,500             83,750                 12-02-99
$16.500*                         49,740             69,955                 12-05-97**
$16.250*                          6,186                  0                 09-11-05
$12.000                         157,700            131,000                 10-11-00
$11.375                               0             15,000                 02-04-03
$10.625                         608,434            305,735                 06-29-02
$10.250                          10,000                  0                 02-09-05
$10.250                          50,000                  0                 06-02-04
$ 9.250                          30,000                  0                 06-07-03
$ 8.875                         100,000                  0                 04-20-03
$ 8.375                          50,000                  0                 04-28-04
-----------------------------------------------------------------------------------
                              1,611,385            951,540
                              =========            =======

     *   "Underwater" options
     **  Option expiring within three years


     As indicated in the above table, options for approximately 404,000 shares will expire in the next three years and more than 43% of the 2,562,925 total options are set at exercise prices which are higher than the closing price on the New York Stock Exchange on October 6, 1995. None of these "underwater" options will be exchanged for options at a lower exercise price.

PLAN AWARDS

     In general, awards to employees under the 1995 Plan are not restricted to any specified form or structure, except for the Plan limitations described below. The following arrangement or benefits are authorized under the 1995 Plan if their terms and conditions are not inconsistent with the provisions of the 1995 Plan (and such arrangements and benefits pursuant to the 1995 Plan are referred to as "Awards"):

     Stock Options: A Stock Option is a right granted under the 1995 Plan to purchase a specified number of shares of Common Stock at such exercise price, at such times, and on such other terms and conditions as are specified in the Award. A Stock Option may but need not (a) provide for the payment of some or all of the option exercise price in cash or by delivery of previously owned shares or other property or by withholding some of the shares which are being purchased; or (b) be an Incentive Stock Option entitled to the special treatment for such options described under "Tax Treatment" below.

     Forfeitable Stock: Forfeitable Stock (or Restricted Stock) is Common Stock sold under the 1995 Plan at a discount of at least 50 percent from its fair market value or at its par value, but subject during specified periods of time to such restrictions on its transferability and repurchase rights as are expressed in the Award and as may constitute a substantial condition of forfeiture while in effect.

     Stock Bonuses: A Stock Bonus is the issuance or delivery of unrestricted or restricted shares of Common Stock under the 1995 Plan as a bonus for services rendered or to be rendered in the employ of the Company or a subsidiary.

     Some of the other permissible features of Awards to employees under the 1995 Plan are:

     1. An Award may provide for the satisfaction of a recipient's tax withholding obligation by the retention of shares to which the recipient would otherwise be entitled or by the recipient's delivery of previously owned shares or other property.

     2. An Award under the 1995 Plan which is a stock option or other right to purchase shares may include provisions allowing the recipient to pay some or all of the purchase price by the delivery of previously owned shares or other property or by the withholding of some of the shares issuable pursuant to the Award. If an option under the 1995 Plan permits the recipient to pay for the shares of Common Stock issuable pursuant thereto with previously owned shares, the recipient will be able to exercise the option in successive transactions (known as "pyramiding"), starting with a relatively small number of shares and, by a series of exercises using the shares acquired from each such transaction, to pay the purchase price of the shares acquired in the following transaction, exercise an option for a large number of shares with no additional cash and nor more investment than the original share or shares delivered.

       An Award granted under the 1995 Plan to an employee who is then subject to the federal short-swing profit recovery law will be subject to the following limitations in order to comply with Securities and Exchange Commission's exemptive rule relating to employee benefit plans:

          (a) The Award may provide for the issuance of shares of Common Stock as a Stock Bonus for no consideration other than services rendered or to be rendered.

          (b) No Award may be sold for at least six months after it is acquired (except on death or disability or pursuant to certain qualified domestic relations orders).

          (c) If the Award is a Stock Option, it will not be transferable other than by will or the laws of descent and distribution or pursuant to certain qualified domestic relations orders, may not be exercisable for at least six months after it is granted (except on death or disability or pursuant to certain qualified domestic relations orders) and will be exercisable during the recipient's lifetime only by the recipient or by his or her guardian or legal representative.

     The Committee has approved stock options for executives with an exercise price equal to the fair market value of the Company's Common Stock on the date of such approval. This action was conditioned upon subsequent approval of the 1995 Plan by the shareholders of the Company. An aggregate of 844,500 shares were approved for stock options to the executives of the Company, although options for the three higher executive levels of the Company (the "senior executives") were different from those for the other executives in two respects: first, they provide for accelerated vesting in the event of achievement of certain Company performance targets, and second, they are intended to serve as the sole grants to the senior executives for the following three years, as described in more detail below.

     These options reflect the Committee's determination to establish a target period of continuing improvement in the Company's performance and to present an incentive and opportunity to the Company's executives to share in any stock price increase they achieve for the shareholders. Accordingly, the Committee's action would utilize a substantial portion of the awards to be authorized under the 1995 Plan, but it did so with the present anticipation that the awards to the senior executives will serve over a period of three years, with no additional stock options awards to be granted to the senior executives for fiscal years 1996, 1997 and 1998, except to newly eligible employees or in connection with a promotion. Notwithstanding the above, the Compensation Committee reserves the right to grant additional stock option awards for this period or to further modify, amend or terminate the 1995 Plan in the best interests of the Company. The following table discloses the number of shares subject to the options which have been initially allocated under this Plan.

     Name and Position                      Number of Shares Underlying Options
     -----------------                      -----------------------------------
R. H. Rau...................................          213,000
  President and Chief Executive Officer
L. A. Chapman...............................           48,000
  Senior Vice President and Chief
  Financial Officer
J. R. Johnson...............................           48,000
  Senior Vice President, Programs,
  Technical Resources and Quality Assurance
G. A. Wetzler...............................           48,000
  Senior Vice President, Operations
R. W. Madsen................................           48,000
  Vice President, General
  Counsel and Secretary

Executive Group.............................          480,000

Non-Executive Officer Employee Group........          364,000

----------------------

PLAN LIMITATIONS ON GRANTS UNDER THE PLAN

     Grants made under the 1995 Plan will not be used to replace or reprice existing stock options whose exercise price is higher than the fair market value of the Common Stock, generally known as "underwater options."

     No stock option agreement will be entered under the 1995 Plan, or shares issued thereunder, at less than fair market value on the date of Committee approval of grantees and the number of shares to be awarded to such grantees, measured by the closing price of the Common Stock on the Composite Tape, as reported by the National Quotation Bureau, Incorporated.

     No more that 360,000 shares granted under the 1995 Plan, including those granted as Stock Bonuses, will be in the form of forfeitable or "restricted" stock, described above. In addition, no Employee may be granted awards under the 1995 Plan in excess of 400,000 shares of Common Stock during any calendar year. This limitation intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code (the "Code") so that compensation attributable to Awards under the 1995 Plan qualify as performance-based compensation under Section 162(m) of the Code.

PLAN DURATION

     The 1995 Plan became effective upon its adoption by the Company's Board of Directors, but the sale of shares thereunder will not occur until the 1995 Plan has been approved by the Company's shareholders. Incentive Stock Options may not be granted under the Plan after July 25, 2005, although any such Incentive Stock Options that were duly granted by then may thereafter be exercised in accordance with their terms. Except as concerns Incentive Stock Options, the 1995 Plan has no specific termination date and will continue until terminated by the Board.

AMENDMENTS

     The Board of Directors may alter, amend, suspend or terminate the 1995 Plan, provided that no such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares of Common Stock that may be sold or issued under the 1995 Plan or alter the class of persons eligible to participate therein and no such amendment or termination may deprive the recipient of any award previously granted of his or her right with respect thereto without his or her consent.

CHANGES IN CONTROL

     The Board may, in its discretion, authorize any or all of the following actions as a result of or in anticipation of any Change in Control of the Company, and any Award may but need not expressly provide for such actions upon the occurrence of a Change in Control: (1) the acceleration of unmatured installments or vesting provisions under any outstanding Awards, (2) the lapsing or expiration of restrictions or limitations under any outstanding Awards, and
(3) the settlement for cash of outstanding Awards or portions thereof. "Change in Control" is defined in the 1995 Plan at Appendix "A" to this proxy statement.

TAX TREATMENT

     The following is a brief description of the federal income tax treatment which will generally apply to Awards made under the 1995 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Awards will depend on the specific nature of the Award, as discussed more fully below.

     Incentive Options. Pursuant to the 1995 Plan, Employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code (the "Code"). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option ("ISO Shares") at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such Incentive Option or
(b) two years after the date of grant of such Incentive Option, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such Incentive Option, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such Incentive Option over the sales price of the ISO Shares, and (4) the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the Incentive Option and (ii) two years after the date of grant of the Incentive Option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Option, and the Company will not be entitled to any deduction.

     The amount by which the fair market value of the ISO Shares received upon exercise of an Incentive Option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. Insiders (defined below) who exercise Incentive Options may be subject to special rules, and should consult their tax advisors for the alternative minimum tax and other tax consequences of exercising Incentive Options.

     Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Nonqualified Option") is generally not a taxable event for the optionee.
Upon exercise of the Nonqualified Option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders," below.


     Special Rules for Awards Granted to Insiders. If a recipient of an option is a director, officer or shareholder subject to Section 16 of the Securities Exchange Act of 1934 (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of receiving and exercising Awards pursuant to the 1995 Plan.

     Stock Bonuses. The recipient of a Stock Bonus consisting of Common Stock that is transferable or not subject to a substantial risk of forfeiture, in each case within the meaning of Section 83 of the Code, generally will be required to recognize ordinary income (and the Company will be entitled to a deduction) equal to the fair market value of the underlying Common Stock on the date of grant. Insiders, however, may be required to recognize ordinary income with respect to such Stock Bonuses on the 16(b) Date, determined with reference to the value of the Common Shares on that date, unless they make a valid 83(b) Election within 30 days after the date of grant. See "Special Rules for Awards Granted to Insiders," above.

     Restricted Stock Bonuses or Forfeitable Stock. Awards under the 1995 Plan may also include sales or bonuses consisting of shares of Common Stock that are subject to a substantial risk of forfeiture and are not transferable, in each case within the meaning of Section 83 of the Code ("Restricted Stock"). Unless the recipient of such an Award makes an 83(b) Election as discussed above within 30 days after the receipt of the Restricted Stock, the recipient generally will not be taxed on the receipt of Restricted Stock until the shares are no longer subject to a substantial risk of forfeiture or become transferable (i.e., one or both of the restrictions "lapse"). When one or both of the restrictions lapse, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the Common Stock at the time of lapse over the purchase price, if any, paid for the shares. However, if the recipient makes an 83(b) Election within 30 days of the receipt of Restricted Stock, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt (determined without regard to the vesting or transferability restrictions) over such purchase price. In the case of an Insider, the timing of income recognition (including the date used to compute the fair market value of the Common Stock) with respect to Restricted Stock may be deferred until the 16(b) Date, as described in "Special Rules for Awards Granted to Insiders" above, unless the Insider makes a valid 83(b) Election.

     Miscellaneous Tax Issues. With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     A holder's tax basis in Common Stock acquired pursuant to the 1995 Plan generally will equal the amount paid for the Common Stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

     Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 1995 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

     The terms of the agreements pursuant to which specific Awards are made to employees under the 1995 Plan may provide for accelerated vesting or payment of an Award in connection with a Change in Control (defined above). In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of Awards should consult their tax advisors as to whether accelerated vesting of an Award in connection with a Change in Control would give rise to an excess parachute payment.

     The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options, stock bonuses or forfeitable stock) may be limited to $1,000,000 (per person) annually.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt the 1995 Plan in order to help attract, retain and motivate employees. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN.



                   PROPOSAL NO. 4--SHAREHOLDER RIGHTS PLAN


     The Board of Directors is submitting to a nonbinding, advisory shareholder vote a proposal to extend the expiration date of the Company's existing Shareholder Rights Plan for three years, until August 25, 1999.

     The Board believes that a Shareholder Rights Plan provides invaluable assurance that any takeover proposal will receive full and thoughtful consideration, and that any available alternatives may be explored, without the threat that the entire process will be cut off by a third-party simply buying an overwhelming block of shares at the end of the 20 business day minimum tender offer period, from a few shareholders in privately negotiated transactions, or from Wall Street professionals in a "street-sweep". Utilized properly, the Shareholder Rights Plan assures that all shareholders will be treated equally in any acquisition of the Company and that if control of the Company is acquired by a third-party an appropriate "control premium" can be obtained for all shareholders. It also provides an opportunity for full exploration and consideration of alternative opportunities that could provide higher value to shareholders.

     The Board is aware of the argument that management or a board of directors could theoretically utilize a rights plan improperly for management entrenchment purposes or to obstruct a transaction that would be in the best interests of shareholders. Only one member of the Company's board of directors is an officer of the Company; and all of the directors are committed by their fiduciary duty to act in the best interests of stockholders. The Board believes that the potential of misuse of the Shareholder Rights Plan is far outweighed by its value to shareholders in a takeover situation. The Board encourages all shareholders to support the Shareholder Rights Plan by voting FOR the continuation of the plan.

BACKGROUND

     The Company's Shareholder Rights Plan was originally unanimously adopted by the Board of Directors in 1986 and amended in 1990 to provide the Board of Directors of the Company with sufficient time, in the event of a public takeover bid or tender offer for the common shares of the Company, to pursue alternatives to enhance shareholder value. These alternatives could include takeover bids or offers from other interested parties to provide shareholders wishing to sell their shares with the best opportunity to realize the maximum sale price. In addition, the directors would be able to explore and, if feasible, advance other alternatives to maximize share value through possible corporate reorganizations or restructurings. The Shareholder Rights Plan contains a variety of provisions, described below, which are designed to make it prohibitively expensive for any person to acquire more than 15% of the Company's common stock until the Board of Directors has had an opportunity to complete this process.

     In March 1993, the State of Wisconsin Investment Board ("SWIB"), an institutional shareholder of the Company, contacted the Company to request that the Company agree, before extending the August 25, 1996 expiration date of the Shareholder Rights Plan or adopting a new one (and every three years thereafter), to solicit all Company shareholders to provide input as to their views. After considering SWIB's request, the Board of Directors agreed to submit any extension of the Shareholder Rights Plan to a nonbinding, advisory vote of the Company's shareholders before extending the plan (and at the annual meeting held every third year thereafter as long as the Shareholder Rights Plan continues to be in effect). The purpose of this advisory vote is to provide an opportunity for shareholders of the Company to indicate whether they think it is desirable to extend the Shareholder Rights Plan for three years. The Company's Board of Directors retains full discretion to decide, consistent with its fiduciary duties, whether to extend the Shareholder Rights Plan. If a majority of the shareholders voting at the Annual Meeting do not vote in favor of the extension, the Board will consider such in determining whether to extend the plan. If the plan is extended by the Board, it will contain a provision for nonbinding, advisory shareholder votes every three years as long as the plan remains in effect.

     Certain information concerning the Shareholder Rights Plan is set forth below.

     ADVANTAGES AND DISADVANTAGES OF THE SHAREHOLDER RIGHTS PLAN


     For the reasons set forth above, the Board of Directors believes the Shareholder Rights Plan continues to be necessary and appropriate.

     It is not the intention of the Board of Directors in recommending the extension of the Shareholder Rights Plan to secure the continuance in office of the existing members of the Board or to avoid an acquisition of control of the Company in a transaction that is fair and in the best interests of shareholders. The rights of shareholders under existing law to seek a change in the management of the Company or to influence or promote action of management in a particular manner are not affected by the Shareholder Rights Plan. Under Delaware law, the Board of Directors must respond to an acquisition proposal using sound business judgment and with good faith regard for the best interests of the shareholders. In the view of the Board, the Shareholder Rights Plan does not prevent the making of an acquisition proposal that the Board finds to be in the interests of shareholders.

     A potential disadvantage of the Shareholder Rights Plan is that it may discourage offers or purchases of the Company's Common Stock and certain proxy contests, which some or even a majority of the Company's shareholders might deem to be advantageous. The Shareholder Rights Plan may also discourage the accumulation of substantial investments in the Company's Common Shares by shareholders who do not intend to affect a change in control of the Company. By possibly deterring changes in control, the Board of Directors and management arguably may benefit from a more secure tenure. The Board of Directors does not believe that these potential disadvantages outweigh the benefits of the Shareholder Rights Plan.

     MATERIAL TERMS OF THE SHAREHOLDER RIGHTS PLAN

     The terms and conditions of the Shareholder Rights Plan are set forth in an Amended and Restated Rights Agreement dated as of April 6, 1990 with the First National Bank of Chicago as rights agent (the "Rights Agreement"). The principal terms of the Shareholder Rights Plan are summarized below.
Capitalized terms used but not defined in this summary are used as defined in the Rights Agreement. The summary below does not purport to be complete and is qualified by reference to the actual provisions of the Rights Agreement, a copy of which can be obtained without charge from the Company. Such requests should be directed to Elaine Mills at (619) 691-2214.

     Dividend Declaration; Purchase Price

     On August 15, 1986, the Board of Directors of the Company declared a dividend distribution of one purchase right (a "Right") for each outstanding share of Common Stock, $1.00 par value (the "Common Shares"), of the Company. The distribution was payable on August 26, 1986, (the "Rights Record Date") to the shareholders of record on that date and a Right has been included with each new share of Common Stock issued after that date. Each Right entitles the registered holder to purchase from the Company one one-hundredths of a share of Series C Junior Participating Cumulative Preferred Stock, $1.00 par value, of the Company (the "Preferred Shares") at a price of $100 per one one-hundredths of a Preferred Share (the "Purchase Price"), subject to adjustment in specified circumstances. The proposed extension of the Shareholder Rights Plan does not change the previous dividend of the Rights.

     Common Share Certificates Evidencing Rights

     Initially, the Rights are not exercisable, and only become exercisable upon the occurrence of a Distribution Date, as described below. Certificates for the Rights will not be sent to shareholders, and the Rights will attach to and trade only together with the Common Shares until the Distribution Date. Accordingly, Common Share certificates outstanding on the Rights Record Date evidence the Rights related thereto, and Common Share certificates issued after the Rights Record Date contain a notation incorporating the Rights Agreement by reference.

     Distribution Date

     The Rights will separate from the Common Shares ("Distribution Date") upon the earlier of: (i) ten business days following a public announcement (the "Shares Acquisition Date") that a person or group of affiliated or associated persons (an "Acquiring Person"), other than the Company or certain other exempt persons, has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares and other capital stock entitled to vote for the election of the Company's Board of Directors ("Voting Shares") of the Company, or (ii) ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer by any person or group of affiliated or associated persons, (after the acquisition of 15% or more that person also being an "Acquiring Person") other than the Company or certain other exempt persons, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of such outstanding Voting Shares.

     Issuance of Right Certificates; Expiration of Rights

     If the Distribution Date occurs, then as soon as practical following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights from and after the Distribution Date. The Rights currently expire on August 25, 1996 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below. The Board is considering amending the Rights Agreement to change the expiration date of the Rights to August 25, 1999 and is hereby soliciting the Company's shareholders views as to the desirability of such change.

     Right to Buy Rohr Common Shares at Half Price; Substitution of Other Assets for Common Shares

     Unless the Rights are earlier redeemed, in the event that a person (other than an exempt person) becomes the beneficial owner of 15% or more of the Company's Voting Shares then outstanding, then proper provision will be made so that each holder of a Right (other than Rights that were beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Purchase Price. In the event that the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company may instead substitute cash, assets or other securities for the Common Shares into which the Rights would have been exchangeable under this provision.

     Protection Against Certain Unfair 2-Step Coercive Transactions; Right to Buy Acquiring Company Stock at Half Price

     Similarly, unless the Rights are earlier redeemed, in the event that, after there is an Acquiring Person, (i) the Company were to be acquired in a merger or other business combination transaction in which the Company was not the surviving corporation or in which the Company's outstanding Common Shares were changed or exchanged for stock or assets of another person or (ii) 50% or more of the Company's consolidated assets or earning power were to be sold (other than transactions in the ordinary course of business), proper provision will be made so that each holder of a Right (other than Rights that were beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the Acquiring Company having a value equal to two times the Purchase Price.

     Adjustments to Prevent Dilution; Exchange Provision; Cash Paid Instead of Issuing Fractional Shares

     The Purchase Price Payable, the number of Rights, and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution. Unless the Rights have been redeemed, after there is an Acquiring Person, the Board may elect to exchange the Rights without payment by a Right holder (other than Rights that were beneficially owned by the Acquiring Person, which will be void) in whole, or in part, for shares of Common Stock at an exchange ratio per Right of one-half of the number of shares of Common Stock which a holder of a Right would then be entitled to receive upon exercise of a Right. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued upon exercise of a Right (other than fractions which are integral multiples of one one-hundredths of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

     Redemption

     At any time on or prior to the close of business on the earlier of (i) the Final Expiration Date or (ii) the occurrence of an event whereby the Rights are exercisable for Common Shares of the Company (or of the Acquiring Company, as the case may be), the Company may redeem the Rights in whole, but not in part, at a price of $0.05 per Right ("Redemption Price"). Immediately upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     No Shareholders' Rights Prior to Exercise

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

     Preferred Shares

     Upon exercise of a Right, the Preferred Shares will be non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred shares, will be subordinate to any other series of the Company's preferred shares, whether issued before or after the issuance of the Series C Preferred Shares. The Preferred Shares may not be issued except upon exercise of Rights. Each Preferred Share will be entitled to receive when, as and if declared the greater of, cash and non-cash dividends in an amount equal to 100 times the dividends declared on the Company's Common Shares or a preferential annual dividend of $10 per share ($.10 per one one-hundredths [1/100] of a share). In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a liquidation payment in an amount equal to the greater of $10,000 ($100 per one one-hundredths [1/100] of a preferred share) plus all accrued and unpaid dividends and distributions or an amount equal to 100 times the aggregate amount to be distributed per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by anti-dilution provisions.

     Amendment of Rights Agreement

     The provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the earliest of (i) the Final Expiration Date (or August 25, 1999, if the Board amends the Shareholder Rights Plan to extend the term to such date) or (ii) the occurrence of an event whereby the Rights are exercisable for Common Shares of the Company (or of the Acquiring Company, as the case may be) without the approval of Rights holders, including postponing the Distribution Date. Any amendment adopted by the Board of Directors after the earlier of such dates may not materially and adversely affect the interests of the holders of the Rights Certificates.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL NO. 4.

                              FINANCIAL STATEMENTS


     The Annual Report of the Company for the fiscal year ended July 31, 1995, describing the Company's operations and including audited financial statements, has been mailed prior to or concurrently with this Proxy Statement to shareholders of record at the close of business on October 6, 1995.


                            SHAREHOLDERS' PROPOSALS


     Proposals by shareholders intended to be considered at the 1996 Annual Meeting must be received by the Company on or before June 30, 1996, for consideration for inclusion in the Company's 1996 proxy materials under the rules of the Securities and Exchange Commission. Rule 14a-8 (of Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934) sets forth the requirements for shareholder proposals. A copy of Rule 14-8 will be supplied to a record or beneficial owner upon request of the Corporate Secretary at the mailing address shown on the first page of this Proxy Statement.


                            SOLICITATION OF PROXIES


     The Company bears the cost of this solicitation. Proxies may be solicited by mail, telephone or telegraph or personally by directors, officers and regular employees of the Company. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy material to their principals. The Company has also retained D.
F. King & Co., Inc., to assist in the distribution and limited solicitation of proxies for a fee of [$7,000], plus out-of-pocket expenses.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.



                                         Richard W. Madsen
                                         Secretary

                                                                    APPENDIX "A"


                                  ROHR, INC.
                                  ----------

                           1995 STOCK INCENTIVE PLAN
                           -------------------------

1.        PURPOSE OF THE PLAN

          The purpose of this 1995 Stock Incentive Plan ("Plan") of Rohr, Inc., a Delaware corporation (the "Company"), is to enable the Company and its Subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests in the Company of such employees and further align their interests with those of the Company's stockholders.

2.        PLAN AWARDS

          (a) To carry out the purposes of the Plan, the Company and its Subsidiaries will from time to time enter into various arrangements with persons eligible to participate therein and confer various benefits upon them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Forfeitable Stock, and Stock Bonuses. Such arrangements and benefits pursuant to the Plan are generically sometimes herein referred to as "Awards." The authorized categories of benefits for which Awards may be granted are defined as follows:

          Stock Options: A Stock Option is a right granted under the Plan to purchase a specified number of shares of Common Stock at such exercise price, at such times, and on such other terms and conditions as are specified in the Award.

          Forfeitable Stock: Forfeitable Stock is Common Stock sold under the Plan at a discount of at least 50 percent from its Fair Market Value or at its par value, but subject during specified periods of time to such restrictions on its transferability and repurchase rights as are expressed in the Award and as may constitute a substantial condition of forfeiture while in effect.

          Stock Bonuses: A Stock Bonus is the issuance or delivery of unrestricted or restricted shares of Common Stock under the Plan as a bonus for services rendered or to be rendered in the employ of the Company or Subsidiary.

          (b) An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative. Among other things, any such Award may but need not also provide for the satisfaction of any applicable tax withholding obligation by the retention of shares to which the grantee would otherwise be entitled or by the grantee's delivery of previously owned shares or other property.

          (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee (as defined in Section 6 below), including, without limitation, services rendered by the recipient of such Award.

          (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

               (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property, or

               (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award; and

          (ii) any provision required in order for such Award to qualify as an Incentive Stock Option, provided that the recipient of such Award is eligible under the Internal Revenue Code (the "Code") to receive an Incentive Stock Option.

     (e) Notwithstanding any other provision of this Plan:

          (i) no Employee shall be granted Incentive Stock Options that are exerciseable for the first time by any individual in any one calendar year (under all plans of the Company and any Subsidiary) with respect to Common Shares having a value at the time of grant in excess of $100,000;

          (ii) the Company may not change the exercise price of or replace any Stock Option granted hereunder (other than any adjustment provided in Section 3 below); and

          (iii) no Stock Option may be granted with an exercise price less than 100% of the Fair Market Value of the underlying Common Stock on the date the Committee approves such Stock Option.

     (f) Notwithstanding any other provision of this Plan, no Employee shall be granted Awards hereunder with respect to in excess of 400,000 shares of Common Stock during any calendar year. This limitation is intended to satisfy the requirements of Section 162(m) of the Code so that compensation attributable to Awards hereunder qualify as performance-based compensation under Section 162(m) of the Code. The limitation under this subsection (f) shall be subject to adjustment under Section 3 hereof, but only to the extent permitted under
Section 162(m) of the Code.

     (g) No Employee shall be granted any Award hereunder to replace any Award granted under any other Company stock incentive plan where the purpose of such replacement is to reduce the per share exercise or purchase price of such award.

3.   STOCK SUBJECT TO PLAN


     (a) The kind and maximum of shares of stock that may be sold or issued under the Plan, whether upon exercise of Stock Options or in settlement of other Awards, shall be 1,800,000 shares of Common Stock (subject to the adjustments set forth hereinbelow). If the outstanding shares of stock of the class then subject to the Plan are increased or decreased, or are changed into or are exchanged for a different number or kind of shares or securities or other forms of consideration, as a result of one or more reorganizations, recapitalizations, restructurings, reclassifications, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of consideration which may thereafter be sold or issued under the Plan for which Awards (including Incentive Stock Options) may thereafter be granted and for which outstanding Awards previously granted under the Plan may thereafter be exercised or settled; provided, however, that adjustments pursuant to this Section 3 shall be limited to those that will not adversely affect the status of outstanding Stock Options as Incentive Stock Options.

     (b) The aggregate number of shares that may be issued and issuable as Forfeitable Stock (including Forfeitable Stock issued as Stock Bonuses) under this Plan shall not exceed 360,000 shares, subject to adjustments as provided hereinabove.

     (c) For purposes of this Section 3, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company for no more than the price at which they were sold (plus any interest thereon) pursuant to the terms and conditions of the Award, provided that Common Shares that were subject to a Stock Option, if that Stock Option has subsequently expired, terminated or been canceled without such shares having been sold or issued thereunder, shall not be deemed sold or issued and shall again be considered as shares for which Awards may be granted under the Plan; plus

          (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

     (d) The shares of the stock sold or issued under the Plan may be obtained from the Company's authorized but unissued shares, from reacquired or treasury shares, or from outstanding shares to be acquired in the market from private sources.

4.   PERSONS ELIGIBLE TO PARTICIPATE

     Any person, including any director of the Company, who is a regular salaried employee of the Company or any of its Subsidiaries (a "Salaried Employee" or an "Employee") shall be eligible to be considered for the grant of Awards hereunder.

5.   PLAN EFFECTIVENESS AND DURATION

     The Plan shall become effective upon its adoption by the Company's Board of Directors (the "Board"), and shall continue until terminated by the Board, but no shares may be sold or issued hereunder until the Plan has been approved by the holders of a majority of the outstanding shares of the Company's Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders, other than shares awarded subject to the condition subsequent that such approval is obtained. Incentive Stock Options may not be granted under the Plan after July 25, 2005, although any such Incentive Stock Option that was duly granted on or before July 25, 2005, may thereafter be exercised in accordance with its terms.

6.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board or, in the discretion of the Board, a committee appointed thereby (the "Committee"). Subject to the provisions of the Plan, the Board, or the Committee, shall have full and final authority in its discretion to select the Employees to whom Awards shall be granted hereunder, to grant such Awards, to determine the terms and provisions of such Awards and the number of shares to be sold or issued pursuant thereto, and to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may delegate to Company officers or others its authority with respect to any Awards that may be granted to Employees who are not then officers of the Company or subject to Section 16 of the 1934 Act; provided, that the issuance of shares on exercise or settlement of any Awards must be or have been authorized by the Board or the Committee. The interpretation and construction by the Board or the Committee of any term or provision of the Plan or of any Award granted thereunder shall be final and binding upon all participants in the Plan.

7.   SECTION 16 PERSONS

     Notwithstanding any other provision herein, any Award granted hereunder to an Employee who is then subject to Section 16 of the 1934 Act shall be subject to the following limitations:

     (a) The Committee exercising the authority described in Paragraph 6 with respect to that Award shall consist of two or more members of the Board who are not Salaried Employees.

     (b) The Award may provide for the issuance of shares of Common Stock as a Stock Bonus for no consideration other than services rendered or to be rendered.

     (c) No Award may be sold or otherwise transferred for at least six months after it is acquired (except on death or disability or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or the Employee Retirement Income Security Act).

     (d) Any Stock Option granted to such Employee pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined above, shall be exercisable during the Employee's lifetime only by the Employee or by his or her guardian or legal representative, and may not be exercisable for at least six months after it is granted (except on death or disability or pursuant to a qualified domestic relations order as defined above).

8.   CHANGES IN CONTROL

     The Board, may, in its discretion, authorize any or all of the following actions as a result of or in anticipation of any Change in Control of the Company, and any Award may but need not expressly provide for such actions upon the occurrence of a Change in Control: (1) the acceleration of unmatured installments or vesting provisions under any outstanding Awards, (2) the lapsing or expiration of restrictions or limitations under any outstanding Awards, and
(3) the settlement for cash of outstanding Awards or portions thereof.

9.   AMENDMENT AND TERMINATION

     The Board may alter, amend, suspend or terminate the Plan at any time and in any manner subject to the following limitations: (a) no such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be made subject to sale or issuance or may be sold or issued under the Plan or alter the class of persons eligible to participate in the Plan; and (b) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

     However, the Board may in its discretion determine, with respect to any other amendments of the Plan, that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under securities or tax or other laws, or of satisfying any applicable stock exchange listing requirements.

10.  CERTAIN DEFINITIONS

     The authorized categories of benefits for which Awards may be granted under this Plan are defined in Paragraph 2 above. In addition, the following terms used in this Plan shall have the following meanings, subject to any amendments in accordance with Paragraph 10 above:

     An "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on July 26, 1995) of such Person, shall be the Beneficial Owner (as defined in Rule 13d-3 of the General Rules and Regulations under the 1934 Act, as in effect on July 26, 1995) of 15% or more of the Voting Shares of the Company then outstanding; provided, however, that an Acquiring Person shall not include the Company, any wholly-owned subsidiary of the Company and any employee benefit plan of the Company or of a subsidiary of the Company or any Person holding Voting Shares of the Company for or pursuant to the terms of any such plan. For purposes of this paragraph, the percentage of the outstanding shares of Voting Shares of which a Person is a Beneficial Owner shall be calculated in accordance with said Rule 13d-3.

     "Change in Control" shall mean: (A) an agreement shall have been entered or a document signed providing for the merger, consolidation or liquidation of the Company; (B) the beneficial ownership (the direct or indirect beneficial ownership for purposes of Section 13(d) of the 1934 Act and Regulations 13D-G thereunder, or any comparable or successor law or regulation) of 40 percent or more of the Company's shares is acquired by any person or associated or affiliated group of persons (as defined by Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on July 26, 1995); (C) an agreement shall have been entered into or a document signed providing for the sale, mortgage, lease or other transfer in one or more transactions (other than transactions in the ordinary course or business) of the assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or associated or affiliated group of Persons; or (D) any Acquiring Person shall receive the benefit, directly or indirectly (except proportionately as a shareholder or upon terms and conditions not less favorable to the Company than the Company would be able to obtain in arm's length negotiations with an unaffiliated party) of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantage provided by the Company or its subsidiaries; or
(E) Change in Control shall also mean, and a Change of Control shall be deemed to have occurred, if at any time, the Board of Directors of the Company shall be composed of a majority of Directors which are not Continuing Directors.

     "Common Stock" is the Company's common stock, $1 par value, as constituted on July 26, 1995, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Paragraph 3 above.

     "Continuing Director" shall mean a director if he or she was a member of the Board of Directors as of July 26, 1995 and any successor of a Continuing Director or director filling a newly created position on the Board of Directors who is elected or nominated to succeed a Continuing Director or to fill such newly created position by a majority of Continuing Directors then on the Board.

     "Fair Market Value" of shares of stock shall be calculated on the basis of the closing price of stock of that class on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or national quotation system on which such shares are then quoted or, if not so quoted, as furnished by a professional securities dealer making a market in such shares selected by the Board or the Committee.

     An "Incentive Stock Option" is a Stock Option that qualifies as an "incentive stock option" as defined under Section 422 (or any applicable successor provisions) of the Internal Revenue Code and that includes an express provision that it is intended to be an Incentive Stock Option.

     "Person" shall mean any individual, firm, partnership, corporation, trust, estate, association, group (as such term is used in Rule 13d-5 under the 1934
Act) or other entity, and any two or more of the foregoing acting in concert or pursuant to an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company, and shall include any successor (by merger or otherwise) of such entity.

     A "Subsidiary" of the Company is any corporation, partnership or other entity in which the Company directly or indirectly owns 50% or more of the total combined power to cast votes in the election of directors, trustees, managing partners or similar officials.

     The "1934 Act" means the Securities Exchange Act of 1934, as in effect from time to time.

     "Voting Shares" shall mean (i) shares of the Company's $1 par value common stock, and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

-------------------------------------------------------------------------------

PROXY
                                  ROHR, INC.,
                                CHULA VISTA, CA
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING DECEMBER 2, 1995

The undersigned hereby appoints Wallace Barnes and Richard W. Madsen, and each of them, his or her proxies with full power of substitution and authorizes them, or either of them, or their substitutes, to vote the stock of the undersigned at the 1995 Annual Meeting of Shareholders of ROHR, INC., to be held at the offices of the Company, 850 Lagoon Drive, Chula Vista, California on Saturday, December 2, 1995, commencing at 10:30 a.m., and at any adjournments thereof, as specified below and upon such other matters as may properly be brought before the meeting conferring discretionary authority upon said proxies as to such other matters.

       Election of Directors, Nominees:
       Wallace Barnes, Eugene E. Covert, D. Larry Moore

If you wish to vote in accordance with the recommendations of the Board of Directors, simply sign your name on the reverse side and return this card. If you wish to specify your choices you may do so on the reverse side. Except to the extent of any contrary direction, this proxy will be taken as authority to vote FOR proposals 1, 2, 3 and 4.
                                                                    SEE REVERSE
                                                                       SIDE

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

-------------------------------------------------------------------------------

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                            5426

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.
-------------------------------------------------------------------------------
1. Election of Directors (see reverse)     // FOR    // WITHHELD

   For, except vote withheld from the following

   ----------------------------------------------

2. Approval of independent accountants.    // FOR    // AGAINST     // ABSTAIN

3. Approval of 1995 Stock Incentive Plan.  // FOR    // AGAINST     // ABSTAIN

4. Approval of extension of Shareholder
   Rights Plan.                            // FOR    // AGAINST     // ABSTAIN


                                    The signer hereby revokes all proxies
                                    heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                    Please sign exactly as name appears
                                    hereon. Joint owners should each sign.
                                    When signing as attorney, executor,
                                    administrator, trustee or guardian,
                                    please give full title as such.

                                    -----------------------------------------

                                    -----------------------------------------
                                    SIGNATURES(S)                   DATE

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                             FOLD AND DETACH HERE

I plan to attend the annual Shareholders' Meeting of ROHR, INC. on Saturday, Dec. 2, 1995, at 10:30 a.m., to be held at the offices of the COMPANY, 850 Lagoon Drive, Chula Vista, California.

Please send your completed proxy in the enclosed envelope. Include this reservation card in the envelope only if you plan to attend the meeting.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THIS FORM WITH YOUR PROXY PROMPTLY.

NAME
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                        (PLEASE PRINT)

ADDRESS
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                              STREET

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          CITY            STATE                 ZIP CODE

PHONE NO.
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